                                                                     EXHIBIT 4.1





        ===============================================================



                      HOUSEHOLD CONSUMER LOAN CORPORATION,

                                 as Seller and

                                 Holder of the
                             Designated Certificate

                                      and

                         CHASE MANHATTAN BANK DELAWARE,

                                as Owner Trustee


                   _________________________________________


                           [FORM OF TRUST AGREEMENT]

                         Dated as of ___________, 1996

                   __________________________________________



                    Consumer Loan Asset Backed Certificates,
                                 Series 1996-2




        ===============================================================

                               Table of Contents

Section                                                                Page
- -------                                                                ----
                                  ARTICLE I

                                 Definitions

     1.01.   Definitions  . . . . . . . . . . . . . . . . . . . . . .    1
     1.02.   Other Definitional Provisions  . . . . . . . . . . . . .    1

                                  ARTICLE II

                                 Organization

     2.01.   Name . . . . . . . . . . . . . . . . . . . . . . . . . .    3
     2.02.   Office . . . . . . . . . . . . . . . . . . . . . . . . .    3
     2.03.   Purposes and Powers  . . . . . . . . . . . . . . . . . .    3
     2.04.   Appointment of Owner Trustee . . . . . . . . . . . . . .    4
     2.05.   Initial Capital Contribution of Owner Trust
                      Estate  . . . . . . . . . . . . . . . . . . . .    4
     2.06.   Declaration of Trust . . . . . . . . . . . . . . . . . .    4
     2.07.   Liability of the Holder of the Designated
                      Certificate . . . . . . . . . . . . . . . . . .    5
     2.08.   Title to Trust Property  . . . . . . . . . . . . . . . .    5
     2.09.   Location of Corporate Trust Office . . . . . . . . . . .    5
     2.10.   Representations and Warranties and Covenants
                      of HCLC . . . . . . . . . . . . . . . . . . . .    6

                                 ARTICLE III

           Conveyance of the Series 1996-2 Participation Interest;
                                 Certificates

     3.01.   Conveyance of the Series 1996-2 Participation
                      Interest  . . . . . . . . . . . . . . . . . . .    8
     3.02.   Initial Ownership  . . . . . . . . . . . . . . . . . . .    8
     3.03.   The Certificates . . . . . . . . . . . . . . . . . . . .    8
     3.04.   Authentication of Certificates . . . . . . . . . . . . .    9
     3.05.   Registration of and Limitations on Transfer
                      and Exchange of Certificates  . . . . . . . . .    9
     3.06.   Mutilated, Destroyed, Lost or Stolen
                      Certificates  . . . . . . . . . . . . . . . . .   12
     3.07.   Persons Deemed Certificateholders  . . . . . . . . . . .   12
     3.08.   Access to List of Certificateholders' Names
                      and Addresses . . . . . . . . . . . . . . . . .   13
     3.09.   Maintenance of Office or Agency  . . . . . . . . . . . .   13
     3.10.   Certificate Paying Agent . . . . . . . . . . . . . . . .   13
     3.11.   Ownership by HCLC  . . . . . . . . . . . . . . . . . . .   14
     3.12.   RESERVED . . . . . . . . . . . . . . . . . . . . . . . .   15
     3.13.   Optional Repurchase of the Series 1996-2
                      Participation Interest  . . . . . . . . . . . .   15

Section                                                                Page
- -------                                                                ----
                                  ARTICLE IV

                           Actions by Owner Trustee

     4.01.   Prior Notice to Certificateholders with
                      Respect to Certain Matters  . . . . . . . . . .   16
     4.02.   Action by Certificateholders with Respect to
                      Certain Matters . . . . . . . . . . . . . . . .   17
     4.03.   Action by Certificateholders with Respect to
                      Bankruptcy  . . . . . . . . . . . . . . . . . .   17
     4.04.   Restrictions on Certificateholders' Power  . . . . . . .   17
     4.05.   Majority Control . . . . . . . . . . . . . . . . . . . .   17

                                  ARTICLE V

                          Application of Trust Funds

     5.01.   Distributions  . . . . . . . . . . . . . . . . . . . . .   18
     5.02.   Method of Payment  . . . . . . . . . . . . . . . . . . .   18
     5.03.   Signature on Returns . . . . . . . . . . . . . . . . . .   19
     5.04.   Statements to Certificateholders . . . . . . . . . . . .   19
     5.05.   Tax Reporting; Tax Elections . . . . . . . . . . . . . .   19
     5.06.   Capital Accounts . . . . . . . . . . . . . . . . . . . .   19

                                  ARTICLE VI

                    Authority and Duties of Owner Trustee

     6.01.   General Authority  . . . . . . . . . . . . . . . . . . .   22
     6.02.   General Duties . . . . . . . . . . . . . . . . . . . . .   22
     6.03.   Action upon Instruction  . . . . . . . . . . . . . . . .   22
     6.04.   No Duties Except as Specified in this Trust
                      Agreement or in Instructions  . . . . . . . . .   23
     6.05.   No Action Except Under Specified Documents or
                      Instructions  . . . . . . . . . . . . . . . . .   24
     6.06.   Restrictions . . . . . . . . . . . . . . . . . . . . . .   24

                                 ARTICLE VII

                         Concerning the Owner Trustee

     7.01.   Acceptance of Trusts and Duties  . . . . . . . . . . . .   25
     7.02.   Furnishing of Documents  . . . . . . . . . . . . . . . .   26
     7.03.   Representations and Warranties . . . . . . . . . . . . .   26
     7.04.   Reliance; Advice of Counsel  . . . . . . . . . . . . . .   27
     7.05.   Not Acting in Individual Capacity  . . . . . . . . . . .   27
     7.06.   Owner Trustee Not Liable for Certificates  . . . . . . .   28
     7.07.   Owner Trustee May Own Certificates and Notes . . . . . .   28

Section                                                               Page
- -------                                                               ----
                                 ARTICLE VIII

                        Compensation of Owner Trustee

     8.01.   Owner Trustee's Fees and Expenses  . . . . . . . . . . .   29
     8.02.   Indemnification  . . . . . . . . . . . . . . . . . . . .   29

                                  ARTICLE IX

                        Termination of Trust Agreement

     9.01.   Termination of Trust Agreement . . . . . . . . . . . . .   31
     9.02.   Dissolution upon Bankruptcy of the Holder of
                      the Designated Certificate  . . . . . . . . . .   32

                                  ARTICLE X

            Successor Owner Trustees and Additional Owner Trustees

     10.01.  Eligibility Requirements for Owner Trustee . . . . . . .   34
     10.02.  Resignation or Removal of Owner Trustee  . . . . . . . .   34
     10.03.  Successor Owner Trustee  . . . . . . . . . . . . . . . .   35
     10.04.  Merger or Consolidation of Owner Trustee . . . . . . . .   35
     10.05.  Appointment of Co-Trustee or Separate
                      Trustee . . . . . . . . . . . . . . . . . . . .   36

                                  ARTICLE XI

                                Miscellaneous

     11.01.  Amendments . . . . . . . . . . . . . . . . . . . . . . .   38
     11.02.  No Legal Title to Owner Trust Estate in
                      Certificateholders  . . . . . . . . . . . . . .   39
     11.03.  Limitations on Rights of Others  . . . . . . . . . . . .   39
     11.04.  Notices  . . . . . . . . . . . . . . . . . . . . . . . .   39
     11.05.  Severability . . . . . . . . . . . . . . . . . . . . . .   40
     11.06.  Separate Counterparts  . . . . . . . . . . . . . . . . .   40
     11.07.  Successors and Assigns . . . . . . . . . . . . . . . . .   40
     11.08.  Covenants of the Seller  . . . . . . . . . . . . . . . .   40
     11.09.  No Petition  . . . . . . . . . . . . . . . . . . . . . .   40
     11.10.  No Recourse  . . . . . . . . . . . . . . . . . . . . . .   41
     11.11.  Headings . . . . . . . . . . . . . . . . . . . . . . . .   41
     11.12.  GOVERNING LAW  . . . . . . . . . . . . . . . . . . . . .   41
     11.13.  Integration  . . . . . . . . . . . . . . . . . . . . . .   41

Signatures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40

EXHIBIT
- -------
Exhibit A - Form of Certificate . . . . . . . . . . . . . . . . . .  A-1
Exhibit B - RESERVED  . . . . . . . . . . . . . . . . . . . . . . .  B-1
Exhibit C - Certificate of Trust of Household
                   Consumer Loan Trust 1996-2 . . . . . . . . . . .  C-1
Exhibit D - Form of 144A Investment Letter  . . . . . . . . . . . .  D-1
Exhibit E - Definitions . . . . . . . . . . . . . . . . . . . . . .  E-1
Exhibit F - Form of Certificate of Non-Foreign Status . . . . . . .  F-1
Exhibit G - Form of Investment Letter
                   for Accredited Investors . . . . . . . . . . . .  G-1

         This Trust Agreement, dated as of _____________, 1996 (as amended from time to time, this "Trust Agreement"), between HOUSEHOLD CONSUMER LOAN CORPORATION, a Nevada corporation, as Seller and as Holder of the Designated Certificate ("HCLC", the "Seller", and the "Designated Certificateholder" as the context requires) and CHASE MANHATTAN BANK DELAWARE, a Delaware banking corporation, as Owner Trustee (the "Owner Trustee"),

                                WITNESSETH THAT:

         In consideration of the mutual agreements herein contained, HCLC and the Owner Trustee agree as follows:


                                   ARTICLE I

                                  Definitions

         Section 1.01. Definitions. For all purposes of this Trust Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Definitions attached hereto as Exhibit E, which is incorporated by reference herein. All other capitalized terms used herein shall have the meanings specified herein.

         SECTION 1.02.    Other Definitional Provisions.

         (a) All terms defined in this Trust Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

         (b) As used in this Trust Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Trust Agreement or in any such certificate or other document, and accounting terms partly defined in this Trust Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Trust Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Trust Agreement or in any such certificate or other document shall control.

         (c) The words "hereof," "herein," "hereunder" and words of similar import when used in this Trust Agreement shall refer to this Trust Agreement as a whole and not to any particular provision of this Trust Agreement; Section and Exhibit references contained in this Trust Agreement are references to Sections and Exhibits in or to this Trust Agreement unless otherwise speci-fied; and the term "including" shall mean "including without limitation".

         (d) The definitions contained in this Trust Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

         (e) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

                                   ARTICLE II

                                  Organization

         Section 2.01. Name. The trust created hereby (the "Issuer") shall be known as "Household Consumer Loan Trust 1996-2," in which name the Owner Trustee may conduct the business of the Issuer, make and execute contracts and other instruments on behalf of the Issuer and sue and be sued.

         Section 2.02. Office. An office of the Issuer shall be in care of the Owner Trustee at the Corporate Trust Office or at such other address in Delaware as the Owner Trustee may designate by written notice to the Certificateholders and the Seller.

         Section 2.03. Purposes and Powers. The purpose of the Issuer is to engage in the following activities:

              (i) to issue the Notes pursuant to the Indenture and the Certificates pursuant to this Trust Agreement and to sell the Notes and the Certificates;

             (ii) to purchase the Series 1996-2 Participation Interest and to pay or cause to be paid its organizational, start-up and transactional expenses;

            (iii) to assign, grant, transfer, pledge, mortgage and convey the Indenture Trust Estate pursuant to the Indenture and to hold, manage and distribute to the Certificateholders pursuant to
         Section 5.01 any portion of the Indenture Trust Estate released from the Lien of, and remitted to the Issuer pursuant to the Indenture;

             (iv) to enter into and perform its obligations under the Basic Documents to which it is to be a party;

              (v) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith, including, without limitation, to accept additional contributions of equity that are not subject to the Lien of the Indenture; and

             (vi) subject to compliance with the Basic Documents, to engage in such other activities as may be required in connection with conservation of the Owner Trust Estate and the making of distributions to the Certificateholders and the Noteholders.

The Issuer is hereby authorized to engage in the foregoing activities. The Issuer shall not engage in any activity other than in connection with the foregoing or other than as required or autho-rized by the terms of this Trust Agreement or the Basic Documents.

         Section 2.04. Appointment of Owner Trustee. The Seller hereby appoints the Owner Trustee as trustee of the Issuer effective as of the date hereof, to have all the rights, powers and duties set forth herein.

         Section 2.05. Initial Capital Contribution of Owner Trust Estate. The Seller hereby sells, assigns, transfers, conveys and sets over to the Issuer, as of the date hereof, the sum of $1. The Owner Trustee hereby acknowledges on behalf of the Issuer, receipt in trust from the Seller, as of the date hereof, of the foregoing contribution, which shall constitute the initial corpus of the Issuer and shall be deposited in the Payment Account.
The Owner Trustee also acknowledges on behalf of the trust receipt of the other property transferred and assigned to the Trust pursuant to Section 3.01, which shall constitute the Owner Trust Estate. The Seller shall pay or cause to be paid organizational expenses of the Issuer as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee. The Seller shall execute and deliver any necessary state or federal securities law filings on behalf of the Issuer.

         Section 2.06. Declaration of Trust. The Owner Trustee hereby declares that it will hold the Owner Trust Estate on behalf of the Issuer in trust upon and subject to the conditions set forth herein for the use and benefit of the Certificateholders, subject to the obligations of the Issuer under the Basic Documents. It is the intention of the parties hereto that the Issuer constitute a business trust under the Business Trust Statute and that this Trust Agreement constitute the governing instrument of such business trust. It is the intention of the parties hereto that, for income and franchise tax purposes, the Issuer shall be treated as a partnership, with the assets of the partnership being the Owner Trust Estate, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. Except as otherwise provided in this Trust Agreement, the rights of the Certificateholders (other than the Holder of the Designated Certificate) will be those of limited partners and the rights of the Holder of the Designated Certificate, subject to Section 6.03 hereof, will be those of a general partner in a partnership formed under the Delaware Revised Uniform Limited Partnership Act. The parties agree that, unless otherwise required by appropriate tax authorities, the Issuer will file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of the Issuer as a partnership for such tax purposes. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth herein and in the Business Trust Statute with respect to accomplishing the purposes of the Issuer. The Owner Trustee has filed with the

Secretary of State of the State of Delaware a Certificate of Trust of the Issuer.

         Section 2.07. Liability of the Holder of the Designated Certificate. (a) The Holder of the Designated Certificate shall be liable directly to and will indemnify any injured party for all losses, claims, damages, liabilities and expenses of the Issuer (including Expenses, to the extent not paid out of the Owner Trust Estate) to the extent that the Holder of the Designated Certificate would be liable if the Issuer were a partnership under the Delaware Revised Uniform Limited Partnership Act in which the Holder of the Designated Certificate were a general partner; provided, however, that the Holder of the Designated Certificate shall not be liable for payments required to be made on the Notes or the Certificates, or for any losses incurred by a Certificateholder in the capacity of an investor in the Certificates or a Noteholder in the capacity of an investor in the Notes. In addition, any third party creditors of the Issuer (other than in connection with the obligations described in the preceding sentence for which the Holder of the Designated Certificate shall not be liable) shall be deemed third party beneficiaries of this paragraph. The obligations of the Holder of the Designated Certificate under this paragraph shall be evidenced by the Designated Certificate.

         (b) Subject to subsection (a) above, the Certificateholders shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

         Section 2.08. Title to Trust Property. Legal title to the Owner Trust Estate shall be vested at all times in the Issuer as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Owner Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee, a co-trustee and/or a separate trustee, as the case may be.

         Section 2.09. Location of Corporate Trust Office. All bank accounts maintained by the Owner Trustee on behalf of the Issuer shall be located in the State of Delaware or the State of New York. The Issuer shall not have any employees; provided, however, that nothing herein shall restrict or prohibit the Owner Trustee from having employees within or without the State of Delaware or taking actions outside the State of Delaware in order to comply with Section 2.03. Payments will be received by the Issuer only in Delaware or New York, and payments will be made by the Issuer only from Delaware or New York. The Owner Trustee shall maintain its Corporate Trust Office in the State of Delaware.

         Section 2.10.    Representations and Warranties and Covenants of HCLC.
(a)  The Seller hereby represents and warrants to the Owner Trustee that:

                    (i) The Seller is duly organized and validly existing as a corporation in good standing under the laws of the State of Nevada, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

                    (ii) The Seller is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its property or the conduct of its business shall require such qualifications and in which the failure to so qualify would have a material adverse effect on the business, properties, assets or condition (financial or other) of the Seller.

                   (iii) The Seller has the power and authority to execute and deliver this Trust Agreement and to carry out its terms; the Seller has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Issuer and the Seller has duly authorized such sale and assignment and deposit to the Issuer by all necessary corporate action; and the execution, delivery and performance of this Trust Agreement have been duly authorized by the Seller by all necessary corporate action.

                    (iv) The consummation of the transactions contemplated by this Trust Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Seller, or any indenture, agreement or other instrument to which the Seller is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or, to the best of the Seller's knowledge, any order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties.

                    (v) To the Seller's best knowledge, there are no proceedings or investigations pending or threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties:
         (A) asserting the invalidity of this Trust Agreement, (B) seeking to prevent the consum-mation of any of the transactions contemplated by this Trust Agreement or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Trust Agreement.

                   (vi) Immediately prior to the conveyance by the Seller to the Issuer of the Series 1996-2 Participation Interest as contemplated by Section 3.01 hereof, the Seller owned the Series 1996-2 Participation Interest free and clear of any Lien.

                                  ARTICLE III

            Conveyance of the Series 1996-2 Participation Interest;
                                  Certificates

         Section 3.01. Conveyance of the Series 1996-2 Participation Interest. The Seller, concurrently with the execution and delivery hereof, does hereby transfer, convey, sell and assign to the Issuer, on behalf of the Holders of the Notes and the Certificates, without recourse, all its right, title and interest in and to the Series 1996-2 Participation Interest free and clear of any Liens, and all monies and the collections and proceeds due thereon and any part thereof which consists of general intangibles (as defined in the UCC) (the "Owner Trust Estate"). Simultaneous therewith and in consideration thereof, the Seller shall receive from the Issuer the Securities, including the Designated Certificate, and the obligation of the Issuer to pay an amount equal to a deferred stream of payments represented by the Holdback Amount in accordance with Section 3.05 of the Indenture.

         The parties hereto intend that the transaction set forth herein be a sale by the Seller to the Issuer of all of its right, title and interest in and to the Series 1996-2 Participation Interest and the other property described above. In the event that the transaction set forth herein is not deemed to be a sale, the Seller hereby grants to the Issuer a security interest in all of its right, title and interest in, to and under the Owner Trust Estate, all distributions thereon and all proceeds thereof; and this Trust Agreement shall constitute a security agreement under applicable law.

         Section 3.02. Initial Ownership. Upon the formation of the Issuer by the contribution by the Seller pursuant to Section 2.05 and until the conveyance of the Series 1996-2 Participation Interest pursuant to Section 3.01 and the issuance of the Certificates, the Seller shall be the sole beneficiary of the Issuer.

         Section 3.03. The Certificates. The Certificates shall be issued in minimum denominations of $1,000,000 and in integral multiples of $100,000 in excess thereof; except for one Certificate that may not be in an integral multiple of $100,000; provided, however, that the Designated Certificate issued
pursuant to Section 3.11 may be issued in the amount of $[           ].  The
Certificates may not be subdivided for resale into units that had a Security Balance of less than $1,000,000 upon the Closing Date. The Certificates shall be executed on behalf of the Issuer by manual or facsimile signature of an authorized officer of the Owner Trustee and authenticated in the manner provided in Section 3.04. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Issuer, shall be validly issued and entitled to the benefit of this Trust Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of authentication and delivery of such Certificates. A Person shall become a Certificateholder and shall be entitled to the rights and subject to the obligations of a Certificateholder hereunder upon such Person's acceptance of a Certificate duly registered in such Person's name, pursuant to Section 3.05. Each Person who shall become a Certificateholder shall establish its non-foreign status by submitting to the Certificate Paying Agent an IRS Form W-9 and the Certificate of Non-Foreign Status set forth in Exhibit F hereto.

         A transferee of a Certificate shall become a Certificateholder and shall be entitled to the rights and subject to the obligations of a Certificateholder hereunder upon such transferee's acceptance of a Certificate duly registered in such transferee's name pursuant to and upon satisfaction of the conditions set forth in Section 3.05.

         Section 3.04. Authentication of Certificates. Concurrently with the acquisition of the Series 1996-2 Participation Interest by the Issuer, the Owner Trustee shall cause the Certificates in an aggregate principal amount equal to the Initial Principal Balance of the Certificates to be executed on behalf of the Issuer, authenticated and delivered to or upon the written order of the Seller, signed by its chairman of the board, its president, any vice president, secretary, treasurer or any assistant treasurer, without further corporate action by the Seller, in authorized denominations. No Certificate shall entitle its holder to any benefit under this Trust Agreement or be valid for any purpose unless there shall appear on such Certificate a certificate of authentication substantially in the form set forth in Exhibit A, executed by the Owner Trustee or The Bank of New York, as the Issuer's authenticating agent, by manual signature; such authentication shall constitute conclusive evidence that such Certificate shall have been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

         Section 3.05. Registration of and Limitations on Transfer and Exchange of Certificates. The Certificate Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 3.09, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Bank of New York shall be the initial Certificate Registrar.

         Subject to satisfaction of the conditions set forth below and to the provisions of Section 3.11 with respect to the Desig-nated Certificate, upon surrender for registration of transfer of any Certificate at the office or agency maintained pursuant to Section 3.09, the Issuer shall execute, authenticate and deliver (or shall cause The Bank of New York as its authenticating agent to authenticate and deliver) in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate amount dated the date of authentication by the Owner Trustee or any authenticating agent. At the option of a Holder, Certificates may be exchanged for other Certificates of authorized denominations of a like aggregate amount upon surrender of the Certificates to be exchanged at the office or agency maintained pursuant to Section 3.09.

         Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder or such Holder's attorney duly authorized in writing. Each Certificate surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by the Certificate Registrar in accordance with its customary practice.

         No service charge shall be made for any registration of transfer or exchange of Certificates, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         No transfer of a Certificate shall be made unless such transfer is exempt from the registration requirements of the Securities Act and any applicable state securities laws or is made in accordance with said Act and laws. In the event of any such transfer, the Certificate Registrar or the Seller shall require the transferee to execute (i) (a) an investment letter (in substantially the form attached hereto as Exhibit D) in form and substance reasonably satisfactory to the Certificate Registrar and the Seller certifying to the Issuer, the Owner Trustee, the Certificate Registrar and the Seller that such transferee is a "qualified institutional buyer" under Rule 144A under the Securities Act, or (b) an investment letter (in substantially the form attached hereto as Exhibit G), acceptable to and in form and substance reasonably satisfactory to the Certificate Registrar, which investment letters shall not be an expense of the Issuer, the Owner Trustee, the Certificate Registrar, the Servicer or the Seller and (ii) the Certificate of Non-Foreign Status (in substantially the form attached hereto as Exhibit F) acceptable to and in form and substance reasonably satisfactory to the Certificate Registrar, which certificate shall not be an expense of the Issuer, the Owner Trustee, the Certificate Registrar, the Servicer, the Administrator or the Seller. The Holder of a Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Issuer, the Owner Trustee, the

Certificate Registrar, the Servicer and the Seller against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         No transfer of a Certificate shall be made unless the Certificate Registrar shall have received either (i) a representation letter from the proposed transferee of such Certificate to the effect that such proposed transferee is not an employee benefit plan subject to the fiduciary responsibility provisions of ERISA, or Section 4975 of the Code, or a Person acting on behalf of any such plan or using the assets of any such plan, or if the proposed transferee is an insurance company, a representation that the proposed transferee is an insurance company which is purchasing such certificates with funds contained in an "insurance company general account" (as such term is defined in section v(e) of prohibited transaction class exemption 95-60 ("ptce 95-60")) and that the purchase and holding of such certificates are covered under ptce 95- 60, which representation letter shall not be an expense of the Issuer, Owner Trustee, the Certificate Registrar, the Servicer or the Seller or (ii) in the case of any such certificate presented for registration in the name of an employee benefit plan subject to the fiduciary responsibility provisions of ERISA, or Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan, or any other Person who is using the assets of any such plan to effect such acquisition, an Opinion of Counsel, in form and substance reasonably satisfactory to, and addressed and delivered to, the Issuer, the Certificate Registrar and the Seller, to the effect that the purchase or holding of such Certificate will not result in the assets of the Owner Trust Estate being deemed to be "plan assets" and subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of the Code, will not constitute or result in a prohibited transaction within the meaning of
Section 406 or Section 407 of ERISA or Section 4975 of the Code, and will not subject the Issuer, the Owner Trustee, the Certificate Registrar, the Servicer or the Seller to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those explicitly undertaken in this Trust Agreement which Opinion of Counsel shall not be an expense of the Issuer, the Owner Trustee, the Certificate Registrar, the Servicer or Seller.

         The Certificates shall not be listed for trading on an established securities market, nor be readily tradeable on a secondary market, nor be transferrable through the substantial equivalent of a secondary market, nor shall the Issuer be permitted to have more than 100 partners, for income tax purposes, all within the meaning of Code Section 7704, and its attendant regulations, as applicable. If requested, in the discretion of the Seller, transfer of a Certificate shall be made only if accompanied by an Opinion of Counsel satisfactory to the Owner Trustee, which Opinion of Counsel shall not be an expense of the Issuer, the Owner Trustee, the Servicer or the Seller, to the effect such transfer will not cause the Issuer to be a publicly traded partnership taxable as a corporation and will not cause the termination of the Issuer under the federal income tax rules applicable to partnerships.

         Each Certificateholder agrees to provide information to the Administrator when so requested concerning the beneficial ownership of its Certificates as necessary for the Issuer to assure its compliance with the requirements for avoiding taxation at the entity level as a publicly traded partnership or otherwise. Each Certificateholder agrees to restrict the transfer of record ownership and beneficial ownership of its Certificates as requested by the Administrator based upon applicable governmental regulation, rulings or notices and any judicial decisions as may exist from time to time, as necessary or advisable for avoiding the Issuer's treatment as a publicly-traded partnership taxable as a corporation, or its termination for federal income tax purposes under Code Section 708.

         Section 3.06.    Mutilated, Destroyed, Lost or Stolen Certificates.
If (a) any mutilated Certificate shall be surrendered to the Certificate Registrar, or if the Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there shall be delivered to the Issuer, the Certificate Registrar and the Owner Trustee such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Certificate has been acquired by a bona fide purchaser, the Owner Trustee on behalf of the Issuer shall execute and the Owner Trustee or The Bank of New York, as the Issuer's authenticating agent, shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and denomination. In connection with the issuance of any new Certificate under this Section 3.06, the Owner Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Certificate issued pursuant to this Section 3.06 shall constitute conclusive evidence of ownership in the Issuer, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

         Section 3.07. Persons Deemed Certificateholders. Prior to due presentation of a Certificate for registration of transfer, the Owner Trustee, the Certificate Registrar or any Certificate Paying Agent may treat the Person in whose name any Certificate is registered in the Certificate Register as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.02 and for all other purposes whatsoever, and none of the Issuer, the Owner Trustee, the Certificate Registrar or any Paying Agent shall be bound by any notice to the contrary.

         Section 3.08. Access to List of Certificateholders' Names and Addresses. The Certificate Registrar shall furnish or cause to be furnished to the Seller or the Owner Trustee, within 15 days after receipt by the Certificate Registrar of a written request therefor from the Seller or the Owner Trustee, a list, in such form as the Seller or the Owner Trustee, as the case may be, may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date. If three or more Certificateholders or one or more Holders of Certificates representing not less than 25% of the Security Balance of the Certificates apply in writing to the Certificate Registrar, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under the Basic Documents or under the Certificates and such application is accompanied by a copy of the communication that such applicants propose to transmit, then the Certificate Registrar shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the current list of Certificateholders. Each Holder, by receiving and holding a Certificate, shall be deemed to have agreed not to hold any of the Issuer, the Seller, the Holder of the Designated Certificate, the holder of the Holdback Amount, the Certificate Registrar or the Owner Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

         Section 3.09. Maintenance of Office or Agency. The Certificate Registrar, on behalf of the Issuer, shall maintain in the city of New York, an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Owner Trustee in respect of the Certificates and the Basic Documents may be served. The Issuer initially designates the Corporate Trust Office of the Indenture Trustee as its office for such purposes. The Certificate Registrar shall give prompt written notice to the Seller, the Owner Trustee, the Holder of the Designated Certificate and the Certificateholders of any change in the location of the Certificate Register or any such office or agency. The Certificate Registrar shall immediately furnish to the Owner Trustee any notices or demands to the Owner Trustee received by the Certificate Registrar at the office maintained by it pursuant to this Section.

         Section 3.10. Certificate Paying Agent. The Certificate Paying Agent shall make distributions to Certificateholders from the Payment Account pursuant to Section 3.05 of the Indenture. The Issuer may revoke such power and remove the Certificate Paying Agent if the Administrator determines in its sole discretion that the Certificate Paying Agent shall have failed to perform its obligations under this Trust Agreement or as set forth in Section 3.03 of the Indenture in any material respect; provided, at the time of such removal, the Paying Agent shall also be removed by the Issuer under the Indenture. The Bank of

New York shall be permitted to resign as Certificate Paying Agent upon 30 days written notice to the Owner Trustee; provided The Bank of New York is also resigning as Paying Agent under the Indenture at such time. In the event that The Bank of New York shall no longer be the Certificate Paying Agent and Paying Agent under the Indenture, the Administrator shall appoint a successor to act as Certificate Paying Agent (which shall be a bank or trust company) and which shall also be the successor Paying Agent under the Indenture. The Administrator shall cause such successor Certificate Paying Agent or any additional Certificate Paying Agent appointed by the Administrator to execute and deliver to the Owner Trustee an instrument to the effect set forth in
Section 3.03 of the Indenture as it relates to the Certificate Paying Agent. The Certificate Paying Agent shall return all unclaimed funds to the Issuer and upon removal of a Certificate Paying Agent such Certificate Paying Agent shall also return all funds in its possession to the Issuer. The provisions of Sections 7.01, 7.03, 7.04 and 8.01 shall apply to the Certificate Paying Agent to the extent applicable. Any reference in this Agreement to the Certificate Paying Agent shall include any co-paying agent unless the context requires otherwise.

         Section 3.11. Ownership by HCLC. (a) HCLC shall receive on the Closing Date, in partial consideration for the transfer of the Series 1996-2 Participation Interest, a Certificate representing at least 1% of the Initial Principal Balance of the Certificates (the "Designated Certificate") and the right to the entire payment stream represented by the Holdback Amount. The Owner Trustee shall cause the Designated Certificate and any Successor Designated Certificate created pursuant to Section 9.02 to contain a legend stating "THIS CERTIFICATE IS NOT TRANSFERABLE EXCEPT UPON SATISFACTION OF THE CONDITIONS IN SECTION 3.11(b) OF THE TRUST AGREEMENT." For purposes of the Business Trust Statute, the Designated Certificate and any Successor Designated Certificate shall be deemed to be a separate class of Certificates from all other Certificates issued by the Issuer; provided that the rights and obligations evidenced by all Certificates, regardless of class, shall, except as provided in this Section, be identical.

         (b) The Designated Certificate and Holdback Amount shall, for income and franchise tax purposes, be treated as the general partnership interest of the Issuer. The Designated Certificate shall at all times represent an investment in the Issuer of not less than 1.00% of the capital represented by all Certificates. The Designated Certificate and Holdback Amount shall not be separately transferable. HCLC may transfer the Designated Certificate to an Affiliate of HCLC if, (a) the applicable provisions of
Section 3.05 are satisfied and (b) the Certificate Registrar receives an Opinion of Counsel to the effect that the transfer of the Designated Certificate shall not cause the Issuer to be subject to an entity level tax. Otherwise, HCLC may transfer the Designated Certificate if, (a) the conditions in clauses (a) and (b) in the preceding sentence are satisfied, (b) a majority in interest by Security Balance of the Certificates (exclusive of the Designated Certificate) approves such transfer, which will not be unreasonably withheld, and (c) the Rating Agencies shall consent to such transfer.

         Section 3.12.    RESERVED

         Section 3.13. Optional Repurchase of the Series 1996-2 Participation Interest. (a) The Seller may, with 10 days prior written notice to the Owner Trustee, Servicer and the Indenture Trustee, purchase the entire Series 1996-2 Participation Interest, on any Payment Date in which the Aggregate Security Balance is equal to or less than ten percent of the initial Aggregate Security Balance. The Seller shall deposit into the Payment Account on the Business Day prior to the Payment Date on which such purchase is to occur, an amount equal to the principal balance of the Series 1996-2 Participation Interest and the amount of interest and Certificate Yield to be distributed to the Security holders pursuant to Section 3.05(a) of the Indenture as of such Payment Date.

                                   ARTICLE IV

                            Actions by Owner Trustee

         Section 4.01. Prior Notice to Certificateholders with Respect to Certain Matters. With respect to the following matters, the Owner Trustee shall not take action unless at least 30 days before the taking of such action, the Owner Trustee shall have notified the Certificateholders in writing of the proposed action and the Certificateholders shall not have notified the Owner Trustee in writing prior to the 30th day after such notice is given that such Certificateholders have withheld consent or provided alternative direction:

         (a) the initiation of any claim or lawsuit by the Issuer (except claims or lawsuits brought in connection with the collection of the Series 1996-2 Participation Interest) and the compromise of any action, claim or lawsuit brought by or against the Issuer (except with respect to the aforementioned claims or lawsuits for collection of the Series 1996-2 Participation Interest);

         (b) the election by the Issuer to file an amendment to the Certificate of Trust (unless such amendment is required to be filed under the Business Trust Statute);

         (c) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is required;

         (d) (i) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is not required and such amendment materially adversely affects the interest of the Certificateholders or (ii) the amendment of the Pooling and Servicing Agreement under circumstances where the consent of the holder of Series Participation Interests is required;

         (e) the amendment, change or modification of the Administration Agreement, except to cure any ambiguity or to amend or supplement any provision in a manner or add any provision that would not materially adversely affect the interests of the Certificateholders; or

         (f) the appointment pursuant to the Indenture of a successor Note Registrar, Paying Agent or Indenture Trustee or pursuant to this Trust Agreement of a successor Certificate Registrar, Certificate Paying Agent or Administrator or the consent to the assignment by the Note Registrar, Paying Agent, Indenture Trustee, Certificate Registrar, Certificate Paying Agent or Administrator of its obligations under the Indenture or this Trust Agreement, as applicable.

         Section 4.02. Action by Certificateholders with Respect to Certain Matters. The Owner Trustee shall not have the power, except upon the direction of the Certificateholders, to (a) remove the Administrator under the Administration Agreement pursuant to Section 8 thereof, (b) appoint a successor Administrator pursuant to Section 8 of the Administration Agreement, (c) remove the Servicer under the Pooling and Servicing Agreement pursuant to Article X thereof or (d) except as expressly provided in the Basic Documents, sell the Series 1996-2 Participation Interest after the termination of the Indenture. The Owner Trustee shall take the actions referred to in the preceding sentence only upon written instructions signed by the Certificateholders.

         Section 4.03. Action by Certificateholders with Respect to Bankruptcy. The Owner Trustee shall not have the power to commence a voluntary proceeding in bankruptcy relating to the Issuer without the unanimous prior approval of all Certificateholders and the delivery to the Owner Trustee by each such Certificateholder of a certificate certifying that such Certificateholder reasonably believes that the Issuer is insolvent.

         Section 4.04. Restrictions on Certificateholders' Power. The Certificateholders shall not direct the Owner Trustee to take or to refrain from taking any action if such action or inaction would be contrary to any obligation of the Issuer or the Owner Trustee under this Trust Agreement or any of the Basic Documents or would be contrary to Section 2.03, nor shall the Owner Trustee be obligated to follow any such direction, if given.

         Section 4.05. Majority Control. Except as expressly provided herein, any action that may be taken by the Certificateholders under this Trust Agreement may be taken by the Holders of Certificates evidencing not less than a majority of the outstanding Security Balance of the Certificates. Except as expressly provided herein, any written notice of the Certificateholders delivered pursuant to this Trust Agreement shall be effective if signed by Holders of Certificates evidencing not less than a majority of the outstanding Security Balance of the Certificates at the time of the delivery of such notice.

                                   ARTICLE V

                           Application of Trust Funds

         Section 5.01. Distributions. (a) On each Payment Date, the Certificate Paying Agent shall distribute out of the Payment Account to the extent of funds on deposit therein and available therefor, distributions on the Certificates and in payment of the Holdback Amount as provided in Section 3.05 of the Indenture.

         (b) In the event that any withholding tax is imposed on the distributions (or allocations of income) to a Certificateholder, such tax shall reduce the amount otherwise distributable to the Certificateholder in accordance with Section 3.05 of the Indenture. The Certificate Paying Agent is hereby authorized and directed to retain or cause to be retained from amounts otherwise distributable to the Certificateholders sufficient funds for the payment of any tax that is legally owed by the Issuer (but such authorization shall not prevent the Issuer or the effected Certificateholder with the consent of the Designated Certificateholder), from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to a Certificateholder shall be treated as cash distributed to such Certificateholder at the time it is withheld by the Certificate Paying Agent and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-U.S. Certificateholder), the Certificate Paying Agent may in its sole discretion withhold such amounts in accordance with this paragraph (b).

         (c) All calculations of the Certificate Yield on the Certificates shall be made on the basis of the actual number of days in an Interest Period and a year assumed to consist of 360 days.

         Section 5.02. Method of Payment. Subject to Section 9.01(c), distributions required to be made to Certificateholders on any Payment Date as provided in Section 3.05 of the Indenture shall be made to each Certificateholder of record on the preceding Record Date either by, in the case of any Certificateholder owning Certificates, other than the Designated Certificate, having denominations aggregating at least $1,000,000, wire transfer, in immediately available funds, to the account of such Holder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided to the Certificate Registrar appropriate written instructions at least five Business Days prior to such Payment Date or, if not, by check mailed to such Certificateholder at the address of such Holder appearing in the Certificate Register. All distributions in respect of the initial Designated Certificate and the Holdback Amount shall be made to HCLC, the initial Holder of the Designated Certificate or its permitted transferee, as the case may be, by wire transfer, in immediately available funds, to the account of such entity at a bank or other entity having appropriate facilities therefor, as specified in written instructions to the Certificate Paying Agent on the fifth Business Day prior to the first Payment Date.

         Section 5.03. Signature on Returns. The Holder of the Designated Certificate shall sign on behalf of the Issuer the tax returns of the Issuer.

         Section 5.04. Statements to Certificateholders. No later than the second Business Day prior to each Payment Date, the Owner Trustee on behalf of the Issuer shall deliver to the Certificate Paying Agent and the Indenture Trustee the Monthly Security Report for such Payment Date prepared by the Administrator substantially in the form set forth on Exhibit B to the Indenture. On each Payment Date, the Certificate Paying Agent shall send to each Certificateholder the statement or statements provided to the Owner Trustee, the Certificate Paying Agent and the Indenture Trustee by the Servicer pursuant to Article V of the Pooling and Servicing Agreement with respect to such Payment Date.

         Section 5.05. Tax Reporting; Tax Elections. The Holder of the Designated Certificate shall cause the Issuer to file federal and state income tax returns and information statements as a partnership for each of its taxable years. Within 90 days after the end of each calendar year, the Holder of the Designated Certificate shall cause the Issuer to provide to each Certificateholder an Internal Revenue Service form "K- 1" or any successor schedule and supplemental information, if required by law, to enable each Certificateholder to file its federal and state income tax returns. The Holder of the Designated Certificate may from time to time make and revoke such tax elections with respect to the Issuer as it deems necessary or desirable in its sole discretion to carry out the business of the Issuer or the purposes of this Trust Agreement if permitted by applicable law. Notwithstanding the foregoing, an election under Section 754 of the Code shall not be made without the written consent of the Holder of the Designated Certificate, which consent shall be given in the sole discretion of the Holder of the Designated Certificate. The Holder of the Designated Certificate shall serve as tax matters partner for the Issuer.

         Section 5.06. Capital Accounts. Separate capital accounts shall be maintained for each Certificateholder in accordance with tax accounting principles. Each such account shall initially equal the amount paid to the Issuer by the Certificateholder for its Certificate and shall be (i) increased by the distributive share of profits and capital gains of such Certificateholder, and (ii) decreased by the amount of any cash and the fair market value of any non-cash assets distributed to such Certificate-holder by the Issuer pursuant to this Agreement, and by such Certificateholder's distributive share of losses.

         The fiscal year of the Issuer shall end on the 31st day of December in each year, unless otherwise required by the Code. For each fiscal year of the Issuer, net profits shall be allocated among the Certificateholders (including the holder of the Designated Certificate to which the payments in respect of the Holdback Amount will be made to the extent possible) in such manner as to cause their ending capital accounts (prior to any reduction for distributions for such year and to the extent possible) to reflect their respective rights to current and future distributions with respect to income and the return of their investment. Such allocation shall be made to the Certificateholders in the order of their right to such distributions and proportionately among Certificateholders having equal priority. For each fiscal year of the Issuer, net losses shall be allocated among the Certificateholders in such manner as to reflect the order and amount in which they would respectively bear the economic burden of such losses, and then in accordance with their relative Percentage Interests.

         The partnership tax returns of the Issuer shall be prepared in such a manner as to fairly reflect the respective interest in the Issuer of each Certificateholder in accordance with the principles of the regulations under Code Section 704(b). Items of income and gain shall be allocated in proportion to the overall allocation of income to each Certificateholder, and items of loss, expense and deduction shall be allocated in proportion to the overall allocation of loss to each Certificateholder. Any unexpected adjustments, allocations or distributions shall be offset by allocations of items of income and gain as quickly as possible in accordance with the qualified income offset provisions of the Code Section 704(b) regulations.

         If during any fiscal year of the Issuer there is a change in any Certificateholder's interest as a result of the issuance, transfer or redemption of any Certificates, profits and losses shall be allocated among the Certificateholders so as to reflect their varying interest in the Issuer during the period. The allocation shall be made using the "interim closing of the books" method or any other method permissible under Code Section 706 selected by the Administrator. The Administrator shall determine when any transferee of a Certificate shall be deemed admitted to the "partnership" for federal income tax purposes. Any transferee shall succeed to that portion of the assignor's capital account attributable to the interest so transferred.

         The maintenance of capital accounts by the Issuer is solely for the preparation of its income tax returns, and is not intended to confer rights upon any third parties. No Certificateholder shall have, by reason of its capital account, any right to demand or receive any property or cash from the Issuer or any obligation to contribute such items to the Issuer. No creditor of the Issuer shall be deemed a third party beneficiary of any obligation of any Certificateholder by reason of its capital account to contribute capital or make loans or advances to the Issuer.

                                   ARTICLE VI

                     Authority and Duties of Owner Trustee

         Section 6.01. General Authority. The Owner Trustee is authorized and directed to execute and deliver the Basic Documents to which the Issuer is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which the Issuer is to be a party and any amendment or other agreement or instrument described herein, in each case, in such form as the Administrator shall approve, as evidenced conclusively by the Owner Trustee's execution thereof. In addition to the foregoing, the Owner Trustee is authorized, but shall not be obligated, to take all actions required of the Issuer pursuant to the Basic Documents. The Owner Trustee is further authorized from time to time to take such action as the Administrator directs with respect to the Basic Documents.

         Section 6.02. General Duties. It shall be the duty of the Owner Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Trust Agreement and the Basic Documents to which the Issuer is a party and to administer the Issuer in the interest of the Certificateholders, subject to the Basic Documents and in accordance with the provisions of this Trust Agreement. Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the Basic Documents to the extent the Administrator has agreed in the Administration Agreement to perform such acts or to discharge such duties of the Owner Trustee or the Issuer hereunder or under any Basic Document, and the Owner Trustee shall not be held liable for the default or failure of the Administrator to carry out its obligations under the Administration Agreement. The Designated Certificateholder may delegate its duties hereunder, provided, however, that such delegation of duties shall not relieve the Designated Certificateholder of its obligations hereunder.

         Section 6.03.    Action upon Instruction.  (a)     Unless the Owner
Trustee has actual knowledge that an Insolvency Event or breach of representation or violation of any material obligation under the Basic Documents has occurred in respect of the Designated Certificateholder or of any Affiliate thereof, the Designated Certificateholder may by written instruction direct the Owner Trustee in the management of the Issuer. In the event the Owner Trustee has actual knowledge that an Insolvency Event or breach of representation or violation of any material obligation under the Basic Documents has occurred in respect of the Designated Certificateholder or any Affiliate thereof, the Certificateholders may by written instruction direct the Owner Trustee in the management of the Issuer. Such direction may be exercised at any time by written instruction of the Designated Certificateholder or the Certificateholders as the case may be pursuant to Article IV.

         (b) The Owner Trustee shall not be required to take any action hereunder or under any Basic Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of any Basic Document or is otherwise contrary to law.

         (c) Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Trust Agreement or under any Basic Document, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders requesting instruction as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any written instruction of the Certificateholders received, the Owner Trustee shall not be liable on account of such action to any Person. If the Owner Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Trust Agreement or the Basic Documents, as it shall deem to be in the best interests of the Certificateholders, and shall have no liability to any Person for such action or inaction.

         (d) In the event that the Owner Trustee is unsure as to the application of any provision of this Trust Agreement or any Basic Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Trust Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders requesting instruction and, to the extent that the Owner Trustee acts or refrains from acting in good faith in accordance with any such instruction received, the Owner Trustee shall not be liable, on account of such action or inaction, to any Person. If the Owner Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Trust Agreement or the Basic Documents, as it shall deem to be in the best interests of the Certificateholders, and shall have no liability to any Person for such action or inaction.

         Section 6.04. No Duties Except as Specified in this Trust Agreement or in Instructions. The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Owner Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Owner Trustee is a party, except as expressly provided by the terms of this Trust Agreement or in any document or written instruction received by the Owner Trustee pursuant to Section 6.03; and no implied duties or obligations shall be read into this Trust Agreement or any Basic Document against the Owner Trustee. The Owner Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to prepare or file any Securities and Exchange Commission filing for the Trust or to record this Trust Agreement or any Basic Document. The Owner Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Owner Trust Estate that result from actions by, or claims against, the Owner Trustee that are not related to the ownership or the administration of the Owner Trust Estate.

         Section 6.05. No Action Except Under Specified Documents or Instructions. The Owner Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Owner Trust Estate except (1) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Trust Agreement, (2) in accordance with the Basic Documents and (3) in accordance with any document or instruction delivered to the Owner Trustee pursuant to Section 6.03.

         Section 6.06. Restrictions. The Owner Trustee shall not take any action (i) that is inconsistent with the purposes of the Issuer set forth in
Section 2.03 or (ii) that, to the actual knowledge of the Owner Trustee, would result in the Issuer becoming taxable as a corporation for federal income tax purposes. The Certificateholders shall not direct the Owner Trustee to take action that would violate the provisions of this Section 6.06.





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

                                  ARTICLE VII

                          Concerning the Owner Trustee

         Section 7.01. Acceptance of Trusts and Duties. The Owner Trustee accepts the trust hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Trust Agreement. The Owner Trustee and the Certificate Paying Agent also agree to disburse all moneys actually received by it constituting part of the Owner Trust Estate upon the terms of the Basic Documents and this Trust Agreement. The Owner Trustee shall not be answerable or accountable hereunder or under any Basic Document under any circumstances, except (i) for its own willful misconduct, negligence or bad faith or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 7.03 expressly made by the Owner Trustee. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

         (a) The Owner Trustee shall not be liable for any error of judgment made by a responsible officer of the Owner Trustee;

         (b) The Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of the Administrator, Holder of the Designated Certificate or the Certificateholders;

         (c) No provision of this Trust Agreement or any Basic Document shall require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights, duties or powers hereunder or under any Basic Document if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

         (d) Under no circumstances shall the Owner Trustee be liable for indebtedness evidenced by or arising under any of the Basic Documents, including the principal of and interest on the Notes;

         (e) The Owner Trustee shall not be responsible for or in respect of the validity or sufficiency of this Trust Agreement or for the due execution hereof by the Seller or the Holder of the Designated Certificate or for the form, character, genuineness, sufficiency, value or validity of any of the Owner Trust Estate, or for or in respect of the validity or sufficiency of the Basic Documents, other than the certificate of authentication on the Certificates, if executed by the Owner Trustee and the Owner Trustee shall in no event assume or incur any liability, duty, or obligation to any Noteholder or to any Certificateholder, other than as expressly provided for herein or expressly agreed to in the Basic Documents;

         (f) The Owner Trustee shall not be liable for the default or misconduct of the Administrator, the Certificate Paying Agent, the Certificate Registrar, the Holder of the Designated Certificate, the Seller, Indenture Trustee or the Servicer under any of the Basic Documents or otherwise and the Owner Trustee shall have no obligation or liability to perform the obligations of the Issuer under this Trust Agreement or the Basic Documents that are required to be performed by the Administrator under the Administration Agreement, the Indenture Trustee, the Certificate Paying Agent, the Certificate Registrar under the Trust Agreement or the Indenture or the Seller under the Receivables Purchase Agreement; and

         (g) The Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it or duties imposed by this Trust Agreement, or to institute, conduct or defend any litigation under this Trust Agreement or otherwise or in relation to this Trust Agreement or any Basic Document, at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby. The right of the Owner Trustee to perform any discretionary act enumerated in this Trust Agreement or in any Basic Document shall not be construed as a duty, and the Owner Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act.

         Section 7.02. Furnishing of Documents. The Issuer shall furnish to the Certificateholders promptly upon receipt of a written reasonable request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Issuer under the Basic Documents.

         Section 7.03. Representations and Warranties. The Owner Trustee hereby represents and warrants to the Seller, for the benefit of the Certificateholders, that:

         (a) It is a banking corporation duly organized and validly existing in good standing under the laws of the State of Delaware. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Trust Agreement.

         (b) It has taken all corporate action necessary to authorize the execution and delivery by it of this Trust Agreement, and this Trust Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Trust Agreement on its behalf.

         (c) Neither the execution nor the delivery by it of this Trust Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any federal or Delaware law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order binding on it, or constitute any default under its charter documents or bylaws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound.

         Section 7.04. Reliance; Advice of Counsel. (a) The Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond, or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or any assistant treasurer or other authorized officers of the relevant party, as to such fact or matter and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

         (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Trust Agreement or the Basic Documents, the Owner Trustee (1) may act directly or through its agents, attorneys or administrators pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee with reasonable care, and (2) may consult with counsel, accountants and other skilled persons to be selected with reasonable care and employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such Persons and not contrary to this Trust Agreement or any Basic Document.

         Section 7.05. Not Acting in Individual Capacity. Except as provided in this Article VII, in accepting the trusts hereby created Chase Manhattan Bank Delaware acts solely as Owner Trustee hereunder and not in its individual capacity, and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Trust Agreement or any Basic

Document shall look only to the Owner Trust Estate for payment or satisfaction thereof.

         Section 7.06. Owner Trustee Not Liable for Certificates. The recitals contained herein and in the Certificates (other than the signatures of the Owner Trustee on the Certificates) shall be taken as the statements of the Seller, and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Trust Agreement, of any Basic Document or of the Certificates (other than the signatures of the Owner Trustee on the Certificates) or the Notes. The Owner Trustee shall at no time have any responsibility or liability for or with respect to the sufficiency of the Owner Trust Estate or its ability to generate the payments to be distributed to Certificateholders under this Trust Agreement or the Noteholders under the Indenture, including, the compliance by the Seller with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation, or any action of the Administrator, the Certificate Paying Agent, the Certificate Registrar or the Indenture Trustee taken in the name of the Owner Trustee.

         Section 7.07. Owner Trustee May Own Certificates and Notes. The Owner Trustee in its individual or any other capacity may become the owner or pledgee of Certificates or Notes and may deal with the Seller, the Certificate Paying Agent, the Certificate Registrar, the Administrator and the Indenture Trustee in banking transactions with the same rights as it would have if it were not Owner Trustee.

                                  ARTICLE VIII

                         Compensation of Owner Trustee

         Section 8.01. Owner Trustee's Fees and Expenses. The Owner Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof, and the Owner Trustee shall be reimbursed by HCLC, the initial Holder of the Designated Certificate for its reasonable expenses hereunder and under the Basic Documents, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and outside counsel as the Owner Trustee may reasonably employ in connection with the exercise and performance of its rights and its duties hereunder and under the Basic Documents.

         Section 8.02. Indemnification. The Holder of the Designated Certificate shall be liable as primary obligor for, and shall indemnify the Owner Trustee and its successors, assigns, agents and servants (collectively, the "Indemnified Parties") from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses") which may at any time be imposed on, incurred by, or asserted against the Owner Trustee or any Indemnified Party in any way relating to or arising out of this Trust Agreement, the Basic Documents, the Owner Trust Estate, the administration of the Owner Trust Estate or the action or inaction of the Owner Trustee hereunder, provided, that:

              (i) the Holder of the Designated Certificate shall not be liable for or required to indemnify an Indemnified Party from and against Expenses arising or resulting from the Owner Trustee's willful misconduct, negligence or bad faith or as a result of any inaccuracy of a representation or warranty contained in Section 7.03 expressly made by the Owner Trustee;

             (ii) with respect to any such claim, the Indemnified Party shall have given the Holder of the Designated Certificate written notice thereof promptly after the Indemnified Party shall have actual knowledge thereof;

            (iii) while maintaining control over its own defense, the Holder of the Designated Certificate shall consult with the Indemnified Party in preparing such defense; and

             (iv) notwithstanding anything in this Agreement to the contrary, the Holder of the Designated Certificate shall not be liable for settlement of any claim by an Indemnified Party entered into without the prior consent of the Holder of the Designated Certificate which consent shall not be unreasonably withheld.

         The indemnities contained in this Section shall survive the resignation or termination of the Owner Trustee or the termination of this Trust Agreement. In the event of any claim, action or proceeding for which indemnity will be sought pursuant to this Section, the Owner Trustee's choice of legal counsel, if other than the legal counsel retained by the Owner Trustee in connection with the execution and delivery of this Trust Agreement, shall be subject to the approval of the Holder of the Designated Certificate, which approval shall not be unreasonably withheld. In addition, upon written notice to the Owner Trustee and with the consent of the Owner Trustee which consent shall not be unreasonably withheld, the Holder of the Designated Certificate has the right to assume the defense of any claim, action or proceeding against the Owner Trustee.

                                   ARTICLE IX

                         Termination of Trust Agreement

         Section 9.01. Termination of Trust Agreement. (a) This Trust Agreement (other than Article VIII) and the Issuer shall terminate and be of no further force or effect upon the earliest of (i) upon the final distribution of all moneys or other property or proceeds of the Owner Trust Estate in accordance with the terms of the Indenture and this Trust Agreement, (ii) the Payment Date in August 2006 or (iii) at the time provided for in Section 9.02. The bankruptcy, liquidation, dissolution, death or incapacity of any Certificateholder, other than the Holder of the Designated Certificate, shall not (x) operate to terminate this Trust Agreement or the Issuer or (y) entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Issuer or the Owner Trust Estate or (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

         (b) Except as provided in Section 9.01(a), none of the Seller, the Holder of the Designated Certificate or any other Certificateholder shall be entitled to revoke or terminate the Trust.

         (c) Notice of any termination of the Issuer, specifying the Payment Date upon which Certificateholders shall surrender their Certificates to the Certificate Paying Agent for payment of the final distribution and cancellation, shall be given by the Certificate Paying Agent by letter to Certificateholders mailed within five Business Days of receipt of notice of such termination from the Administrator, stating (i) the Payment Date upon or with respect to which final payment of the Certificates shall be made upon presentation and surrender of the Certificates at the office of the Certificate Paying Agent therein designated, (ii) the amount of any such final payment and
(iii) that the Record Date otherwise applicable to such Payment Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Certificate Payment Agent therein specified. The Certificate Paying Agent shall give such notice to the Owner Trustee and the Certificate Registrar at the time such notice is given to Certificateholders. Upon presentation and surrender of the Certificates, the Certificate Paying Agent shall cause to be distributed to Certificateholders amounts distributable on such Payment Date pursuant to Section 5.01.

         In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Certificate Paying Agent shall give a second written notice to the remaining Certificateholders to surrender their Certifi-cates for cancellation and receive the final distribution with respect thereto. Subject to applicable laws with respect to escheat of funds, if within two years following the Payment Date on which final payment of the Certificates was to have been made all the Certificates shall not have been surrendered for cancellation, the Certificate Paying Agent may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Trust Agreement. Any funds remaining in the Payment Account after exhaustion of such remedies shall be distributed by the Certificate Paying Agent to the Holder of the Designated Certificate.

         (d) Upon the winding up of the Issuer and its termination, the Owner Trustee shall cause the Certificate of Trust to be cancelled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810(c) of the Business Trust Statute.

         Section 9.02. Dissolution upon Bankruptcy of the Holder of the Designated Certificate. In the event that an Insolvency Event shall occur with respect to the Holder of the Designated Certificate, this Agreement shall be terminated in accordance with Section 9.01, 90 days after the date of such Insolvency Event, unless, before the end of such 90-day period, the Owner Trustee shall have received written instructions from Holders of Certificates (other than the Holder of the Designated Certificate) representing more than 50% of the Security Balance of the Certificates (not including the Security Balance of the Designated Certificate or any other Certificates held by HCLC or any Affiliate thereof), to the effect that such Holders disapprove of the termination of the Issuer and have elected or appointed any one of such Holders or a transferee of Certificates meeting the requisite conditions set forth in an Opinion of Counsel delivered to the Owner Trustee as a new Designated Certificateholder (the "Successor Designated Certificateholder") for the continuation of the tax treatment of the Issuer. Such Successor Designated Certificate shall represent at least 1% of the Initial Principal Balance of the Certificates. The appointment of a Successor Designated Certificateholder will not deprive HCLC or its transferee of its economic interest in the Designated Certificate or Holdback Amount, its Certificates or otherwise in the Owner Trust Estate. Promptly after the occurrence of any Insolvency Event with respect to any Holder of the Designated Certificate (A) the Holder of such Designated Certificate or Successor Designated Certificate shall give the Indenture Trustee and the Owner Trustee written notice of such Insolvency Event, (B) the Owner Trustee shall, upon the receipt of such written notice from the Holder of such Designated Certificate, give prompt written notice to the Certificateholders of the occurrence of such event and (C) the Indenture Trustee shall give prompt written notice of such event to the Noteholders; provided, however, that any failure to give a notice required by this sentence shall not prevent or delay, in any manner, a termination of the Issuer pursuant to the first sentence of this Section 9.02. Upon a termination pursuant to this Section, the Owner Trustee shall direct the Indenture Trustee promptly to sell the assets of the Issuer (other than the Payment Account) in a commercially reasonable manner and on commercially reasonable terms. The proceeds of such a sale of the assets of the Issuer shall be deposited to the Payment Account for distribution in accordance with Section 5.03(a) of the Indenture.

                                   ARTICLE X

             Successor Owner Trustees and Additional Owner Trustees

         Section 10.01. Eligibility Requirements for Owner Trustee. The Owner Trustee shall at all times be a corporation satisfying the provisions of
Section 3807(a) of the Business Trust Statute; authorized to exercise corporate trust powers; having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authorities; and having (or having a parent that has) a rating of at least Baa3 by Moody's (or a rating otherwise acceptable to Moody's). If such corporation shall publish reports of condition at least annually pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section 10.01, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 10.02.

         Section 10.02. Resignation or Removal of Owner Trustee. The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Administrator and the Designated Certificateholder. Upon receiving such notice of resignation, the Designated Certificateholder shall promptly appoint a successor Owner Trustee, by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee. If no successor Owner Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee.

         If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 10.01 and shall fail to resign after written request therefor by the Designated Certificateholder or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Designated Certificateholder may remove the Owner Trustee. If the Designated Certificateholder shall remove the Owner Trustee under the authority of the immediately preceding sentence, the Designated Certificateholder shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing

Owner Trustee so removed and one copy to the successor Owner Trustee, and shall pay all fees owed to the outgoing Owner Trustee.

         Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 10.03 and payment of all fees and expenses owed to the outgoing Owner Trustee. The Administrator shall provide notice of such resignation or removal of the Owner Trustee to each of the Rating Agencies.

         Section 10.03. Successor Owner Trustee. Any successor Owner Trustee appointed pursuant to Section 10.02 shall execute, acknowledge and deliver to the Designated Certificateholder and to its predecessor Owner Trustee an instrument accepting such appointment under this Trust Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective, and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Trust Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee shall upon payment of its fees and expenses deliver to the successor Owner Trustee all documents and statements and monies held by it under this Trust Agreement; and the Designated Certificateholder and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties and obligations.

         No successor Owner Trustee shall accept appointment as provided in this Section 10.03 unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 10.01.

         Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section 10.03, the Administrator shall mail notice thereof to all Certificateholders, the Indenture Trustee, the Noteholders and the Rating Agencies. If the Administrator shall fail to mail such notice within 10 days after acceptance of such appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Administrator.

         Section 10.04. Merger or Consolidation of Owner Trustee. Any Person into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Owner

Trustee, shall be the successor of the Owner Trustee hereunder, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, that such Person shall be eligible pursuant to Section 10.01 and, provided, further, that the Owner Trustee shall mail notice of such merger or consolidation to the Rating Agencies.

         Section 10.05. Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Owner Trust Estate may at the time be located, the Designated Certificateholder and the Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Designated Certificateholder and Owner Trustee to act as co-trustee, jointly with the Owner Trustee, or as separate trustee or separate trustees, of all or any part of the Owner Trust Estate, and to vest in such Person, in such capacity, such title to the Owner Trust Estate or any part thereof and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Designated Certificateholder and the Owner Trustee may consider necessary or desirable. If the Designated Certificateholder shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Owner Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Trust Agreement shall be required to meet the terms of eligibility as a successor Owner Trustee pursuant to Section 10.01 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to
Section 10.03.

         Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

         (a) All rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Owner Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

         (b) No trustee under this Trust Agreement shall be personally liable by reason of any act or omission of any other trustee under this Trust Agreement; and

         (c) The Designated Certificateholder and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

         Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Trust Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Trust Agreement, specifically including every provision of this Trust Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Administrator.

         Any separate trustee or co-trustee may at any time appoint the Owner Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Trust Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor co-trustee or separate trustee.

                                   ARTICLE XI

                                 Miscellaneous

         Section 11.01. Amendments. (a) This Trust Agreement may be amended from time to time by the parties hereto, by a written instrument signed by each of them, without the consent of any of the Securityholders, provided that an Opinion of Counsel for the Seller (which Opinion of Counsel may, as to factual matters, rely upon Officer's Certificates of the Seller) is addressed and delivered to the Owner Trustee, dated the date of any such amendment, to the effect that the conditions precedent to any such amendment have been satisfied and the Seller shall have delivered to the Owner Trustee an Officer's Certificate, dated the date of any such Amendment, stating that the Seller reasonably believes that such amendment will not have a material adverse effect on the Securityholders.

         (b) This Agreement may also be amended from time to time with the consent of the Holders of the Certificates evidencing not less than 66-2/3% of the aggregate unpaid principal amount of the Security Balance of all affected Certificateholders for which the Seller has not delivered an Officer's Certificate stating that there is no material adverse effect, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received that are required to be distributed on any Certificate without the consent of the related Certificateholder, or (ii) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then outstanding or cause any material adverse tax consequences to any Certificateholders or Noteholders.

         (c) If the purpose of the amendment is to (i) prevent the imposition of any federal or state taxes at any time that any Security is outstanding (i.e., technical in nature), or (ii) eliminate the provisions for termination of this Trust Agreement and replacement of the Holder of the Designated Certificate upon an Insolvency Event with respect to the Holder, and eliminate Section 2.07(a) so that Section 2.07(b) applies as well to the Holder of the Designated Certificate, or (iii) to permit the election or qualification of the Issuer as a "FASIT" or other similar form of entity for federal income tax purposes pursuant to legislation which may be enacted subsequent to the date of this Agreement it shall not be necessary to obtain the consent of any Holder, but the Owner Trustee shall be furnished with an Opinion of Counsel that in the case of (i) above such amendment is necessary or helpful to prevent the imposition of such taxes, or in the case of (ii) or (iii) above such amendment will not cause the Issuer to be subject to an entity level tax.

         (d) Promptly after the execution of any such amendment or consent (other than an amendment pursuant to paragraph (a)), the Owner Trustee shall furnish notification of the substance of such amendment to each Certificateholder, and to each Rating Agency.

         (e) It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Owner Trustee may prescribe.

         Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State of the State of Delaware.

         Section 11.02. No Legal Title to Owner Trust Estate in Certificateholders. The Certificateholders shall not have legal title to any part of the Owner Trust Estate. The Certificateholders shall be entitled to receive distributions with respect to their undivided beneficial interest therein only in accordance with Articles V and IX. No transfer, by operation of law or otherwise, of any right, title or interest of the Certificateholders to and in their ownership interest in the Owner Trust Estate shall operate to terminate this Trust Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Owner Trust Estate.

         Section 11.03. Limitations on Rights of Others. Except for Section 2.07, the provisions of this Trust Agreement are solely for the benefit of the Owner Trustee, the Seller, the Holder of the Designated Certificate, the Certificateholders, the Administrator and, to the extent expressly provided herein, the Indenture Trustee and the Noteholders, and nothing in this Trust Agreement (other than Section 2.07), whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Trust Agreement or any covenants, conditions or provisions contained herein.

         Section 11.04. Notices. (a) Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing and shall be deemed given upon receipt by the intended recipient or three Business Days after mailing if mailed by certified mail, postage prepaid (except that notice to the Owner Trustee shall be deemed given only upon actual receipt by the Owner Trustee), if to the Owner Trustee, addressed to the Corporate Trust Office; if to the Seller, addressed to Household

Consumer Loan Corporation, 1111 Town Center Drive, Las Vegas, Nevada 89134,
Attn: Compliance Officer, with a copy to Household Finance Corporation, 2700 Sanders Road, Prospect Heights, Illinois 60070, Attn: Treasurer; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

         (b) Any notice required or permitted to be given to a Certificateholder shall be given by first-class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Trust Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

         (c) A copy of any notice delivered to the Owner Trustee or the Issuer shall also be delivered to the Seller, the Administrator and The Chase Manhattan Bank, 450 West 33rd Street, 15th Floor, New York, New York 10001,
Attn: Global Trust Services.

         Section 11.05. Severability. Any provision of this Trust Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 11.06. Separate Counterparts. This Trust Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         Section 11.07. Successors and Assigns. All representations, warranties, covenants and agreements contained herein shall be binding upon, and inure to the benefit of, each of the Seller, the Owner Trustee and its successors and each Certificateholder and its successors and permitted assigns. Any request, notice, direction, consent, waiver or other instrument or action by a Certificateholder shall bind the successors and assigns of such Certificateholder.

         Section 11.08. Covenants of the Seller. Neither the Seller nor the Holder of the Designated Certificate will at any time institute against the Issuer any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Certificates, the Notes, the Trust Agreement or any of the Basic Documents.

         Section 11.09. No Petition. The Owner Trustee, by entering into this Trust Agreement and each Certificateholder and, by accepting a Certificate, hereby covenant and agree that they will not at any time institute against the Seller or the Issuer, or join in any institution against the Seller or the Issuer of, any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations to the Certificates, the Notes, this Trust Agreement or any of the Basic Documents.

         Section 11.10. No Recourse. Each Certificateholder by accepting a Certificate acknowledges that such Certificateholder's Certificates represent beneficial interests in the Issuer only and do not represent interests in or obligations of the Seller, the Holder of the Designated Certificate, the Administrator, the Owner Trustee, the Indenture Trustee or any Affiliate thereof and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Trust Agreement, the Certificates or the Basic Documents.

         Section 11.11. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

         Section 11.12. GOVERNING LAW. THIS TRUST AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 11.13. Integration. This Trust Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understanding pertaining thereto.

         IN WITNESS WHEREOF, the Seller, and the Owner Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                          HOUSEHOLD CONSUMER LOAN CORPORATION,
                                  as Seller and Holder of the
                                  Designated Certificate


                          By:________________________________
                             Name:  Steve H. Smith
                             Title: VP & Asst. Treasurer




                          CHASE MANHATTAN BANK DELAWARE, not in
                                  its individual capacity but solely
                                  as Owner Trustee,


                          By:________________________________
                             Name:
                             Title:


Acknowledged and Agreed:
THE BANK OF NEW YORK, as Certificate
         Registrar and Certificate
         Paying Agent



By:_________________________
   Name:
   Title:

                                                                       EXHIBIT A

                             [FORM OF CERTIFICATE]
                                     [Face]

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.05 OF THE TRUST AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED (I) A REPRESENTATION LETTER FROM THE TRANSFEREE OF THIS CERTIFICATE TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, (II) IF THIS CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, OR SECTION 4975 OF THE CODE (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS), OR A TRUSTEE OF ANY SUCH PLAN, OR ANY OTHER PERSON WHO IS USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION, AN OPINION OF COUNSEL TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE WILL NOT RESULT IN THE ASSETS OF THE OWNER TRUST ESTATE BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR SECTION 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE OWNER TRUSTEE OR THE SELLER TO ANY OBLIGATION OR LIABILITY, (III) OR IF THE PURCHASER IS AN INSURANCE COMPANY, A REPRESENTATION THAT THE PURCHASER IS AN INSURANCE COMPANY WHICH IS PURCHASING SUCH CERTIFICATES WITH FUNDS CONTAINED IN AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(e) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTCE 95-60")) AND THAT THE PURCHASE AND HOLDING OF SUCH CERTIFICATES ARE COVERED UNDER PTCE 95-60, OR (IV) IN THE CASE OF ANY SUCH PROPOSED TRANSFEREE WHICH IS A PLAN, AN OPINION OF COUNSEL SATISFACTORY TO THE OWNER TRUSTEE AND THE SELLER TO THE EFFECT SET FORTH IN THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED A CERTIFICATE OF NON-FOREIGN STATUS CERTIFYING AS TO THE TRANSFEREE'S STATUS AS U.S. PERSONS OR CORPORATION OR PARTNERSHIP UNDER U.S. LAW.

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SELLER, THE SERVICER, THE INDENTURE TRUSTEE, OR THE OWNER TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT AS EXPRESSLY PROVIDED IN THE TRUST AGREEMENT OR THE BASIC DOCUMENTS.

                                   Certificate No.

                                   Original principal amount ("Denomination") of this Certificate: $_________

                                   Aggregate Denominations of all Certificates:
                                   $[        ]

                                   Certificate Rate:  Floating

                                   Closing Date:  August [], 1996

                                   First Payment Date
                                   [September __, 1996]

                                   CUSIP NO. [_________]


                      HOUSEHOLD CONSUMER LOAN TRUST 1996-2


         Evidencing a fractional undivided interest in the Owner Trust Estate, the property of which consists primarily of the Series 1996-2 Participation Interest in Receivables, sold by

                 HOUSEHOLD CONSUMER LOAN CORPORATION, AS SELLER

         This certifies that [name of Holder] is the registered owner of the Percentage Interest represented hereby in the Household Consumer Loan Trust 1996-2 (the "Issuer").

         The Issuer was created pursuant to an Trust Agreement dated as of August 1, 1996 (as amended and supplemented from time to time, the "Trust Agreement") among the Seller as seller and as holder of the Designated Certificate, and Chase Manhattan Bank Delaware, as owner trustee (the "Owner Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         This Certificate is one of a duly authorized issue of Consumer Loan Asset Backed Certificates, Series 1996-2 (herein called the "Certificates") issued under the Trust Agreement to which reference is hereby made for a statement of the respective rights thereunder of the Seller, Designated Certificateholder, the Owner Trustee and the Holders of the Certificates and the terms upon which the Certificates are executed and delivered. All terms used in this Certificate which are defined in the Trust Agreement shall have the meanings assigned to them in the Trust Agreement. The Owner Trust Estate consists of the Series 1996-2 Participation Interest and all monies and the collections and proceeds due thereon and any part thereof which consists of general intangibles (as defined in the UCC). The rights of the Holders of the Certificates are subordinated to the rights of the Holders of the Notes, as set forth in the Indenture.

         There will be distributed on the fifteenth day of each month or, if such fifteenth day is not a Business Day, the next Business Day (each, a "Payment Date"), commencing in September 1996, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such Payment Date (the "Record Date"), such Certificateholder's Percentage Interest (obtained by dividing the Denomination of this Certificate by the aggregate Denominations of all Certificates) in the amount to be distributed to Certificateholders on such Payment Date.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Payment Account that have been released from the Lien of the Indenture for payment hereunder and that neither the Owner Trustee in its individual capacity nor the Seller is personally liable to the Certificateholders for any amount payable under this Certificate or the Trust Agreement or, except as expressly provided in the Trust Agreement, subject to any liability under the Trust Agreement.

         The Holder of this Certificate acknowledges and agrees that its rights to receive distributions in respect of this Certificate are subordinated to the rights of the Noteholders as described in the Indenture, dated as of August 1, 1996, between the Issuer and The Bank of New York, as Indenture Trustee (the "Indenture").

         It is the intent of the Seller and the Certificateholders that, for purposes of federal income, state and local income and single business tax and any other income taxes, the Issuer will be treated as a partnership. The Seller and the other Certificateholders, by acceptance of a Certificate, agree to treat, and to take no action inconsistent with the treatment of, the Certificates for such tax purposes as an equity interest in a partnership.

         Each Certificateholder, by its acceptance of a Certificate, covenants and agrees that such Certificateholder will not at any time institute against the Seller, or join in any institution against the Seller or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Certificates, the Notes, the Trust Agreement or any of the Basic Documents.

         Distributions on this Certificate will be made as provided in the Trust Agreement by the Certificate Paying Agent to each Certificateholder of record on the preceding Record Date either by, in the case of any Certificateholder owning Certificates having denominations aggregating at least $1,000,000, wire transfer, in immediately available funds, to the account of such Holder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided to the Certificate Registrar appropriate written instructions at least five Business Days prior to such Payment Date or, if not, by check mailed to such Certificateholder at the address of such Holder appearing in the Certificate Register. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Certificate Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained by the Certificate Registrar for that purpose by the Issuer in the Borough of Manhattan, The City of New York.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee, or an authenticating agent by manual signature, this Certificate shall not entitle the Holder hereof to any benefit under the Trust Agreement or be valid for any purpose.

         THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Issuer and not in its individual capacity, has caused this Certificate to be duly executed.



                                  HOUSEHOLD CONSUMER LOAN TRUST
                                    1996-2

                                  by    Chase Manhattan Bank
                                        Delaware, not in its
                                        individual capacity but
                                        solely as Owner Trustee



Dated:  __________________, 1996        _______________________________
                                        Name:
                                        Title

                         Certificate of Authentication

This is one of the Certificates referred to in the within mentioned Trust Agreement.


Chase Manhattan Bank Delaware,
not in its individual capacity
but solely as Owner Trustee


By:______________________________
Name:
Title



or The Bank of New York,
    as Authenticating Agent of the Issuer


By:______________________________
Name:
Title:

                            [REVERSE OF CERTIFICATE]


         The Certificates do not represent an obligation of, or an interest in, the Seller, the Servicer, the Indenture Trustee, the Owner Trustee or any Affiliates of any of them and no recourse may be had against such parties or their assets, except as expressly set forth or contemplated herein or in the Trust Agreement or the Basic Documents. In addition, this Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections and recoveries with respect to the Series 1996-2 Participation Interest (and certain other amounts), all as more specifically set forth herein. A copy of the Trust Agreement may be examined by any Certificateholder upon written request during normal business hours at the principal office of the Seller and at such other places, if any, designated by the Seller.

         The Trust Agreement permits the amendment thereof as specified below, provided that any amendment be accompanied by an Opinion of Counsel for the Seller (which Opinion of Counsel may, as to factual matters, rely upon Officer's Certificates of the Seller) addressed and delivered to the Owner Trustee, to the effect that the conditions precedent in the Trust Agreement to any such amendment have been satisfied and the Seller shall have delivered to the Owner Trustee an Officer's Certificate, stating that the Seller reasonably believes that such amendment will not have a material adverse effect on the Securityholders. If the purpose of the amendment is to (i) prevent the imposition of any federal or state taxes at any time that any Security is outstanding (i.e., technical in nature), or (ii) eliminate or modify certain provisions relating to the Designated Certificate or to permit the election or qualification of the Issuer as a "FASIT" or other similar form of entity for federal income tax purposes pursuant to legislation which may be enacted subsequent to the date of this Agreement it shall not be necessary to obtain the consent of any Holder, but the Owner Trustee shall be furnished with an Opinion of Counsel that in the case of (i) above such amendment is necessary or helpful to prevent the imposition of such taxes, or in the case of (ii) above such amendment will not cause the Issuer to be subject to an entity level tax. If the purpose of the amendment is to add or eliminate or change any provision of the Trust Agreement, other than as specified in the preceding two sentences, the amendment shall require the consent of the Holders of the Certificates evidencing not less than 66-2/3% of the aggregate unpaid Security Balance of all affected Certificateholders; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received that are required to be distributed on any Certificate without the consent of the related Certificateholder, or (ii) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then outstanding or cause any material adverse tax consequences to any Certificateholders or Noteholders.

         As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Issuer in the Borough of Manhattan, The City of New York, accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate interest in the Issuer will be issued to the designated transferee. The initial Certificate Registrar appointed under the Trust Agreement is The Bank of New York.

         Except as provided in the Trust Agreement, the Certificates are issuable only in minimum denominations of $1,000,000 and in integral multiples of $100,000 in excess thereof, except for one Certificate issued in a
denomination of $[    ] which will be held by the Seller and one other
Certificate that may not be in an integral multiple of $100,000. As provided in the Trust Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate denomination, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

         The Owner Trustee, the Certificate Paying Agent, the Certificate Registrar and any agent of the Owner Trustee, the Certificate Paying Agent, or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Owner Trustee, the Certificate Paying Agent, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

         The obligations and responsibilities created by the Trust Agreement and the Issuer created thereby shall terminate (i) upon the final distribution of all moneys or other property or proceeds of the Owner Trust Estate in accordance with the terms of the Indenture and the Trust Agreement, (ii) the Payment Date in August 2006, or (iii) upon the bankruptcy or insolvency of the Holder of the Designated Certificate and the satisfaction of other conditions specified in Section 9.01 of the Trust Agreement.

                                   ASSIGNMENT


     FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE



________________________________________________________________________________
(Please print or type name and address, including postal zip code, of assignee)


________________________________________________________________________________
the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing


________________________________________________________________________________
to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.


Dated:

___________________________________________*/

                                         Signature Guaranteed:


                                               ____________________________*/


_________________

*/ NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.

                           DISTRIBUTION INSTRUCTIONS


         The assignee should include the following for the information of the Certificate Paying Agent:

         Distribution shall be made by wire transfer in immediately available funds to _______________________________________________________________________
________________________________________________________________________________
_______________________________________________________________ for the account of _____________________________________________________________________________
_____________________________, account number ________________________, or, if mailed by check, to ___________________________________________________________.

         Applicable statements should be mailed to _____________________________
_______________________________________________________________________________.



                                             ______________________________
                                             Signature of assignee or agent
                                             (for authorization of wire
                                              transfer only)

                                                                       EXHIBIT B



                                   [RESERVED]

                                                                       EXHIBIT C


                            CERTIFICATE OF TRUST OF
                      HOUSEHOLD CONSUMER LOAN TRUST 1996-2


                 This Certificate of Trust of HOUSEHOLD CONSUMER LOAN TRUST 1996-2 (the "Trust"), dated August __, 1996, is being duly executed and filed by Chase Manhattan Bank Delaware, a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. Code, Section 3801 et seq.).
                 1. Name. The name of the business trust formed hereby is HOUSEHOLD CONSUMER LOAN TRUST 1996-2.
                 2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is Chase Manhattan Bank Delaware, 1201 Market Street, Wilmington, Delaware 19801, Attention: Corporate Trustee Administration.
                 IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above written.

                             Chase Manhattan Bank Delaware,
                             not in its individual capacity but
                             solely as owner trustee under a
                             Trust Agreement dated as of August 1,1996


                             By:
                                --------------------------------
                                Name:
                                Title:

                                                                       EXHIBIT D

                 [FORM OF RULE 144A INVESTMENT REPRESENTATION]


            Description of Rule 144A Securities, including numbers:
                _______________________________________________
                _______________________________________________
                _______________________________________________
                _______________________________________________


                 The undersigned seller, as registered holder (the "Seller"), intends to transfer the Rule 144A Securities described above to the undersigned buyer (the "Buyer").

                 1. In connection with such transfer and in accordance with the agreements pursuant to which the Rule 144A Securities were issued, the Seller hereby certifies the following facts: Neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the Securities Act of 1933, as amended (the "1933 Act"), or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, and that the Seller has not offered the Rule 144A Securities to any person other than the Buyer or another "qualified institutional buyer" as defined in Rule 144A under the 1933 Act.

                 2. The Buyer warrants and represents to, and covenants with, the Owner Trustee, and the Seller (as defined in the Trust Agreement (the "Agreement"), dated as of August 1, 1996 among Household Consumer Loan Corporation, as Seller, and as Holder of the Designated Certificate and Chase Manhattan Bank Delaware, as Owner Trustee pursuant to Section 3.05 of the Agreement and The Bank of New York as Indenture Trustee, as follows:

                          a.  The Buyer understands that the Rule 144A
         Securities have not been registered under the 1933 Act or the securities laws of any state.

                          b. The Buyer considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Rule 144A Securities.

                          c. The Buyer has been furnished with all information regarding the Rule 144A Securities that it has requested from the Seller, the Indenture Trustee, the Owner Trustee or the Servicer.

                          d. Neither the Buyer nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the 1933 Act or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Rule 144A Securities.

                          e. The Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the 1933 Act and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The Buyer is aware that the sale to it is being made in reliance on Rule 144A. The Buyer is acquiring the Rule 144A Securities for its own account or the accounts of other qualified institutional buyers, understands that such Rule 144A Securities may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

                 [3. The Buyer warrants and represents to, and covenants with, the Seller, the Indenture Trustee, Owner Trustee, Servicer and the Seller that either (1) the Buyer is (A) not an employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), or a plan (within the meaning of Section 4975(e)(1) of the Internal Revenue Code of 1986 ("Code")), which (in either case) is subject to ERISA or
Section 4975 of the Code (both a "Plan"), and (B) is not directly or indirectly purchasing the Rule 144A Securities on behalf of, as investment manager of, as named fiduciary of, as trustee of, or with "plan assets" of a

Plan, or (2) the Buyer understands that registration of transfer of any Rule 144A Securities to any Plan, or to any Person acting on behalf of any Plan, will not be made unless such Plan delivers an opinion of its counsel, addressed and satisfactory to the Certificate Registrar and the Seller, to the effect that the purchase and holding of the Rule 144A Securities by, on behalf of or with "plan assets" of any Plan would not constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, and would not subject the Seller, the Servicer, the Indenture Trustee or the Issuer to any obligation or liability (including liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Agreement or any other liability.]

                 4. This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.

                 IN WITNESS WHEREOF, each of the parties has executed this document as of the date set forth below.


- ----------------------------                 ------------------------------
Print Name of Seller                         Print Name of Buyer

By:                                          By:
   -------------------------                    ---------------------------
    Name:                                       Name:
    Title:                                      Title:

Taxpayer Identification:                     Taxpayer Identification:

No.                                          No.
   -------------------------                    ---------------------------

Date:                                        Date:
     -----------------------                      -------------------------

                                                            Annex 1 to Exhibit D


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

            [For Buyers Other Than Registered Investment Companies]

           The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

            1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

            2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $______________________(1) in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

    ___ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code.

    ___ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.





____________________

(1) Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

    ___ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements.

    ___     Broker-Dealer.  The Buyer is a dealer registered pursuant to
            Section 15 of the Securities Exchange Act of 1934.

    ___ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State or territory or the District of Columbia.

    ___ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

    ___ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

    ___     Investment Adviser.   The Buyer is an investment adviser registered
            under the Investment Advisers Act of 1940.

    ___ SBIC. The Buyer is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

    ___ Business Development Company. The Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

    ___ Trust Fund. The Buyer is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees, or (b) employee benefit plans within the meaning of Title I of the Employee Retirement Income Security Act of 1974, but is not a trust fund that includes as participants individual retirement accounts or H.R. 10 plans.

            3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

            4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934.

            5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

  __        ___    Will the Buyer be purchasing the Rule 144A
  Yes        No    Securities only for the Buyer's own account?

            6. If the answer to the foregoing question is "no", the Buyer agrees that, in connection with any purchase of securities sold to the Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, the Buyer will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Buyer agrees that the Buyer will not purchase securities for a third party unless the Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

            7. The Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification as of the date of such purchase.


                                  ------------------------------------
                                  Print Name of Buyer

                                  By:
                                     ---------------------------------
                                     Name:
                                     Title:
                                  Date:
                                       -------------------------------

                                                            ANNEX 2 TO EXHIBIT D


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

             [For Buyers That Are Registered Investment Companies]


                 The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

                  1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

                 2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used.

____ The Buyer owned $___________________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

____ The Buyer is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

                 3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

                 4.       The term "securities" as used herein does not include
(i) securities of issuers that are affiliated with the

Buyer or are part of the Buyer's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.

                 5. The Buyer is familiar with Rule 144A and understands that each of the parties to which this certification is made are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

                 6. The undersigned will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.



                                    ------------------------------------
                                    Print Name of Buyer


                                    By:
                                       ---------------------------------
                                       Name:
                                            ----------------------------
                                       Title:
                                             ---------------------------

                                    IF AN ADVISER:


                                    -----------------------------------
                                    Print Name of Buyer


                                    Date:
                                         --------------------------------

                                                                       EXHIBIT E

                                  DEFINITIONS


         The definitions contained herein are incorporated into and made a part of the Trust Agreement and Indenture, each as defined below.

         Accelerated Principal Payment Amount:   With respect to any Payment
Date, the lesser of (i) the Excess Interest reduced by the amount of the Net Charge-Off and (ii) one twelfth of the Series 1996-2 Participation Interest Invested Amount as of the beginning of the related Interest Period multiplied by [0.25%].

         Act: The meaning assigned to such term in Section 10.03 of the Indenture.

         Adjusted Principal Balance:   With respect to the Class A-1 Notes,
Class A-2 Notes, Class A-3 Notes and Class B Notes, the Class A-1 Adjusted Principal Balance, Class A-2 Adjusted Principal Balance, Class A-3 Adjusted Principal Balance and Class B Adjusted Principal Balance, respectively.

         Adjusted Security Balance: With respect to any Payment Date, the sum of the Class A Adjusted Principal Balance, the Class B Adjusted Principal Balance and the Certificate Adjusted Security Balance.

         Administration Agreement: The Administration Agreement dated as of August 1, 1996 among the Issuer, the Indenture Trustee and HFC, as Administrator, as it may be amended from time to time.

         Administrator: HFC, as administrator under the Administration Agreement or any successor Administrator appointed pursuant to the terms of the Administration Agreement.

         Affiliate:   The meaning assigned to such term in the Pooling and
Servicing Agreement.

         Aggregate Security Balance:   With respect to any Payment Date, the
aggregate of the Principal Balances of all Securities as of such date.

         Amortization Event: The meaning assigned to such term in the Pooling and Servicing Agreement.

         Authorized Newspaper: A newspaper of general circulation in the Borough of Manhattan, The City of New York, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays.

         Authorized Officer: With respect to the Issuer, any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter) and, so long as the Administration Agreement is in effect, any Responsible Officer of the Administrator who is authorized to act for the Administrator in matters relating to the Issuer and to be acted upon by the Administrator pursuant to the Administration Agreement and who is identified on the list of Authorized Officers delivered by the Administrator to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

         Available Investor Principal Collections: The meaning assigned to such term in the Pooling and Servicing Agreement.

         Basic Documents: The Trust Agreement, the Certificate of Trust, the Indenture, Receivables Purchase Agreement, the Administration Agreement, the Pooling and Servicing Agreement, and the other documents and certificates delivered in connection with any of the above.

         Beneficial Owner: With respect to any Note, the Person who is the beneficial owner of such Note as reflected on the books of the Depositary or on the books of a Person maintaining an account with such Depositary (directly as a Depositary Participant or indirectly through a Depositary Participant, in accordance with the rules of such Depositary).

         Book-Entry Notes: Beneficial interests in the Notes, ownership and transfers of which shall be made through book entries by the Seller as described in Section 4.06 of the Indenture.

         Business Day:   Any day other than (i) a Saturday or a Sunday or (ii)
a day on which banking institutions in the State of New York or Illinois are required or authorized by law to be closed.

         Business Trust Statute: Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code Section Section 3801 et seq., as the same may be amended from time to time.

         Certificate Adjusted Security Balance: With respect to any Payment Date, the Certificate Balance after giving effect to any distributions thereon pursuant to Section 3.05(a)(iii) and (vi) of the Indenture on all Payment Dates including the current Payment Date less all Net Charge-Offs allocated to the Certificates after giving effect to any such allocation to be made on such Payment Date.

         Certificate Balance: With respect to any Payment Date, the Initial Certificate Balance, reduced by all distributions thereon other than distributions in respect of the Certificate Yield, prior to such Payment Date.

         Certificate of Trust: The Certificate of Trust filed for the Trust pursuant to Section 3810(a) of the Business Trust Statute.

         Certificateholder: The Person in whose name a Certificate is registered in the Certificate Register except that, any Certificate registered in the name of the Seller, the Owner Trustee or the Indenture Trustee or any Affiliate of any of them shall be deemed not to be outstanding and the registered holder will not be considered a Certificateholder or a holder for purposes of giving any request, demand, authorization, direction, notice, consent or waiver under the Indenture or the Trust Agreement provided that, in determining whether the Indenture Trustee or the Owner Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates that the Indenture Trustee or the Owner Trustee knows to be so owned shall be so disregarded. Owners of Certificates that have been pledged in good faith may be regarded as Holders if the pledgee establishes to the satisfaction of the Indenture Trustee or the Owner Trustee, as the case may be, the pledgee's right so to act with respect to such Certificates and that the pledgee is not the Seller, any other obligor upon the Certificates or any Affiliate of any of the foregoing Persons.


         Certificate Minimum Adjusted Balance:   $[        ].

         Certificate Minimum Balance: With respect to any Payment Date the Series 1996-2 Participation Interest Invested Amount, after giving effect to the distribution made on the Series 1996-2 Participation Interest on such Payment Date, multiplied by [3.0304%].

         Certificate Paying Agent:   The meaning specified in Section 3.03 of
the Indenture.

         Certificate Rate: With respect to any Interest Period, the per annum rate equal to the sum of (i) LIBOR and (ii) []%, but in no event greater than []% per annum.

         Certificate Register: The register maintained by the Certificate Registrar in which the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates.

         Certificate Registrar: Initially, The Bank of New York, in its capacity as Certificate Registrar, or any successor to the Indenture Trustee in such capacity.

         Certificates:   The Consumer Loan Asset-Backed Certificates, Series
1996-2, each evidencing undivided beneficial interests in the Issuer and executed by the Owner Trustee in substantially the form set forth in Exhibit A to the Trust Agreement.

         Certificate Targeted Balance:   An amount equal to (i) the Series
1996-2 Participation Interest Invested Amount multiplied by [ ]%, less (ii) the Class A Adjusted Principal Balance and the Class B Adjusted Principal Balance immediately prior to such Payment Date and after giving effect to payments of principal on the Class A Notes and Class B Notes pursuant to Section 3.05(a)(ii)(a) and (b) of the Indenture on such Payment Date.

         Certificate Yield: The sum of (a) the amount accrued during the related Interest Period at the Certificate Rate on the sum of (i) the Certificate Balance immediately prior to such Payment Date and (ii) any previously accrued and unpaid amount at the Certificate Rate for prior Payment Dates, and (b) any previously accrued and unpaid amount at the Certificate Rate for prior Payment Dates.

         Class: Any of class of the Class A Notes and Class B Notes issued pursuant to Article II of the Indenture.

         Class A Adjusted Principal Balance: The sum of the Class A-1 Adjusted Principal Balance, Class A-2 Adjusted Principal Balance and Class A-3 Adjusted Principal Balance.

         Class A Notes:   Any of the Class A-1 Notes, Class A-2 Notes and Class
A-3 Notes issued pursuant to Article II of the Indenture.

         Class A Targeted Principal Balance: The sum of the Class A-1 Targeted Principal Balance, Class A-2 Targeted Principal Balance, and Class A-3 Targeted Principal Balance.

         Class A-1 Adjusted Principal Balance:   With respect to any Payment
Date, the Principal Balance of the Class A-1 Notes after giving effect to any distributions thereon pursuant to Section 3.05(a)(ii), (v) and (vi) of the Indenture on all Payment Dates including the current Payment Date less any Net Charge-Off allocated to the Class A-1 Notes after giving effect to any such allocation to be made on such Payment Date.

         Class A-1 Notes: The Class A-1 Notes issued pursuant to Article II of the Indenture.

         Class A-1 Targeted Principal Balance:   The Series 1996-2
Participation Interest Invested Amount multiplied by []%.

         Class A-2 Adjusted Principal Balance:   With respect to any Payment
Date, the Principal Balance of the Class A-2 Notes after giving effect to any distributions thereon pursuant to Section 3.05(a)(ii), (v) and (vi) of the Indenture on all Payment Dates including the current Payment Date less any Net Charge-Off allocated to the Class A-2 Notes after giving effect to any such allocation to be made on such Payment Date.

         Class A-2 Notes: The Class A-2 Notes issued pursuant to Article II of the Indenture.

         Class A-2 Targeted Principal Balance:   With respect to any Payment
Date an amount equal to (i) the Series 1996-2 Participation Interest Invested
Amount multiplied by [   ]%, less (ii) the Class A-1 Adjusted Principal
Balance immediately prior to such Payment Date and after giving effect to payments of principal on the Class A-1 Notes pursuant to Section 3.05(a)(ii)(a) of the Indenture on such Payment Date.

         Class A-3 Adjusted Principal Balance:   With respect to any Payment
Date, the Principal Balance of the Class A-3 Notes after giving effect to any distributions thereon pursuant to Section 3.05(a)(ii), (v) and (vi) of the Indenture on all Payment Dates including the current Payment Date less any Net Charge-Off allocated to the Class A-3 Notes after giving effect to any such allocation to be made on such Payment Date.

         Class A-3 Notes: The Class A-3 Notes issued pursuant to Article II of the Indenture.

         Class A-3 Targeted Principal Balance:   With respect to any Payment
Date an amount equal to (i) the Series 1996-2 Participation Interest Invested Amount multiplied by [ ]%, less (ii) the sum of the Class A-1 Adjusted Principal Balance and Class A-2 Adjusted Principal Balance immediately prior to such Payment Date and after giving effect to payments of principal on the Class A-1 Notes and Class A-2 Notes pursuant to Section 3.05(a)(ii) of the Indenture on such Payment Date.

         Class B Adjusted Principal Balance: With respect to any Payment Date, the Principal Balance of the Class B Notes, after giving effect to any distributions thereon pursuant to Section 3.05(a)(ii), (v) and (vi) of the Indenture on all Payments Dates including the current Payment Date less all Net Charge-Off allocated to the Class B Notes after giving effect to any such allocation to be made on such Payment Date.

         Class B Notes:   The Class B Notes issued pursuant to Article II of
the Indenture.

         Class B Targeted Principal Balance: With respect to any Payment Date an amount equal to (i) the Series 1996-2 Participation Interest Invested Amount multiplied by []%, less (ii) the Class A Adjusted Principal Balance immediately prior to such Payment Date and after giving effect to payments of principal on the Class A Notes pursuant to Section 3.05(a)(ii) of the Indenture on such Payment Date.

         Class Interest Distribution: With respect to any Payment Date and Class of Notes, the sum of (a) the amount of interest accrued during the Interest Period relating to such Payment Date at the related Note Rate for such Class of Notes on the sum of (i) the Principal Balance of such Class of Notes immediately prior to such Payment Date and (ii) any previously accrued and unpaid interest on such Class of Notes for prior Payment Dates, and (b) any previously accrued and unpaid interest on such Class of Notes for prior Payment Dates.

         Class Percentage: With respect to each Class of Notes and Payment Date, the ratio, expressed as a percentage, of the aggregate Principal Balance of such Class of Notes to the aggregate Principal Balance of the Notes, in each case immediately prior to such Payment Date.

         Closing Date:  August [], 1996.

         Code:   The Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         Corporate Trust Office: With respect to the Indenture Trustee, Certificate Registrar, Certificate Paying Agent and Paying Agent, the principal corporate trust office of the Indenture Trustee and Note Registrar at which at any particular time its corporate trust business shall be principally administered, which office at the date of the execution of this instrument is located at 101 Barclay Street, Floor 12 East, New York, New York 10286,
Attention: Corporate Trust Administration Asset-Backed Unit. With respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of the Trust Agreement is located at 1201 Market Street, Wilmington, Delaware 19801, Attention:
Corporate Trustee Administration.

         Default:   Any occurrence which is or with notice or the lapse of time or both would become an Event of Default.

         Definitive Notes: The meaning specified in Section 4.06 of the Indenture.

         Deposit Trust: The trust created pursuant to the Pooling and Servicing Agreement.

         Deposit Trustee: Texas Commerce Bank National Association as successor trustee to The Chase Manhattan Bank, N.A. and any successor thereto under the Pooling and Servicing Agreement.

         Depository or Depository Agency: The Depository Trust Company or a successor appointed by the Indenture Trustee with the approval of the Seller. Any successor to the Depository shall be an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act and the regulations of the Securities and Exchange Commission thereunder.

         Depository Participant: A Person for whom, from time to time, the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

         Designated Certificate: The meaning specified in Section 3.11 of the Trust Agreement.

         Determination Date: With respect to any Payment Date, the 5th Business Day prior to such Payment Date occurs or if such day is not a Business Day, the next succeeding Business Day.

         Distribution Date:  The meaning specified in the Supplement.

         Due Period: The meaning assigned to such term in the Pooling and Servicing Agreement.

         Eligible Deposit Account:   The meaning assigned to such term in the
Pooling and Servicing Agreement.

         Eligible Investments: The meaning assigned to such term in the Pooling and Servicing Agreement.

         ERISA: The meaning assigned to such term in the Pooling and Servicing Agreement.

         Event of Default:   With respect to the Indenture, any one of the
following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                 i. a default in the payment on any related Payment Date of any interest accrued on any Note during the related

         Interest Period, and such default shall continue for a period of five days;

             ii. a default in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable;

            iii. default in the observance or performance of any covenant or agreement of the Issuer made in the Indenture, or any representation or warranty of the Issuer made in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith proving to have been incorrect in any material respect as of the time when the same shall have been made and shall have had a material adverse effect on any Noteholders, and such default shall continue or not be cured, or the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Holders of at least 25% in principal amount of the Notes then outstanding, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of default hereunder;

             iv. the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Indenture Trust Estate in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Indenture Trust Estate, or ordering the winding-up or liquidation of the Issuer's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

              v. the commencement by the Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Indenture Trust Estate, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of any action by the Issuer in furtherance of any of the foregoing.

         Excess Interest: With respect to any Payment Date the amount if any by which Series 1996-2 Participation Interest Monthly Interest exceeds the sum of (a) the amount to be distributed pursuant to Section 3.05(a)(i) of the Indenture on such Payment Date and (b) Series 1996-2 Participation Interest Charge-Offs for the related Due Period.

         Exchange Act:   The Securities Exchange Act of 1934, as amended, and
the rules and regulations promulgated thereunder.

         Expenses:  The meaning specified in Section 8.02 of the Trust
Agreement.

         FASIT: Financial Asset Securitization Investment Trust as passed by Congress in the Small Business Tax Bill, H.R. 3448, in August 1996, and as enacted and amended from time to time.

         FDIC:   The Federal Deposit Insurance Corporation or any successor thereto.

         Final Scheduled Payment Date: To the extent not previously paid, the principal balance of each Class of Notes will be due on the Payment Date in August 2006.

         Grant: Mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Indenture Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of such collateral or other agreement or instrument and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

         HFC: Household Finance Corporation, a subsidiary of Household International, Inc., incorporated under the laws of Delaware.

         Holdback Amount: An amount initially equal to the excess of (i) the Series 1996-2 Participation Interest Initial Invested

Amount over (ii) the aggregate Initial Principal Balances of the Class A Notes, the Class B Notes, and the Certificates. Such amount will be reduced through payments made pursuant to Section 3.05(a)(iv) and 3.05(a)(vi) of the Indenture and will be reduced or increased through the allocation of Series 1996-2 Participation Interest Charge-Offs and Reversals pursuant to Section 3.05(c) of the Indenture.

         Holder:  Any of the Noteholders or Certificateholders.

         Indemnified Party: The meaning specified in Section 8.02 of the Trust Agreement.

         Indenture:   The indenture dated as of August 1, 1996 between the
Issuer, as debtor, and the Indenture Trustee, as Indenture Trustee, as may be amended from time to time.

         Indenture Collateral: The meaning specified in the Granting Clause of the Indenture.

         Indenture Trustee: The Bank of New York, and its successors and assigns or any successor indenture trustee appointed pursuant to the terms of the Indenture.

         Indenture Trust Estate: The meaning specified in the Granting Clause of the Indenture.

         Independent:   When used with respect to any specified Person, the
Person (i) is in fact independent of the Issuer, any other obligor on the Notes, the Seller, the Seller and any Affiliate of any of the foregoing Persons, (ii) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Seller, the Seller or any Affiliate of any of the foregoing Persons and (iii) is not connected with the Issuer, any such other obligor, the Seller, the Seller or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

         Independent Certificate: A certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 10.01 of the Indenture, made by an Independent appraiser or other expert appointed by the Issuer and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" in this Indenture and that the signer is Independent within the meaning thereof.

         Initial Certificate Balance:  $[           ].

         Initial Principal Balance:  With respect to the Class A-1 Notes, Class
A-2 Notes, Class A-3 Notes and Class B Notes, $[ ], $[            ], $[       ]
and $[                 ], respectively.

         Insolvency Event: With respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due or the admission by such Person in writing (as to which the Indenture Trustee shall have notice) of its inability to pay its debts generally, or the adoption by the Board of Directors or managing member of such Person of a resolution which authorizes action by such Person in furtherance of any of the foregoing.

         Interest Period: With respect to any Payment Date other than the first Payment Date, the period beginning on the preceding Payment Date and ending on the day preceding such Payment Date, and in the case of the first Payment Date, the period beginning on the Closing Date and ending on the day preceding the first Payment Date.

         Issuer: The Household Consumer Loan Trust 1996-2, a Delaware business trust, or its successor in interest.

         Issuer Request: A written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

         LIBOR: For any Interest Period other than the first Interest Period, the rate for United States dollar deposits for one month which appears on the Telerate Screen Page 3750 as of 11:00 A.M., London time, on the second LIBOR Business Day prior to the first day of such Interest Period. With respect to the first Interest Period, the rate for United States dollar deposits for one month which appears on the Telerate Screen Page 3750 as of 11:00 A.M., London time, two LIBOR Business Days prior to the Closing Date. If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Indenture Trustee after consultation with the Servicer), the rate will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, LIBOR will be LIBOR applicable to the preceding Payment Date.

         LIBOR Business Day:   Any day other than (i) a Saturday or a Sunday or
(ii) a day on which banking institutions in the State of New York or Illinois, or in the city of London, England are required or authorized by law to be closed.

         Lien:   Any mortgage, deed of trust, pledge, conveyance,
hypothecation, assignment, participation, deposit arrangement, encumbrance, lien (statutory or other), preference, priority right or interest or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing; provided, however, that any assignment pursuant to Section 6.02 of the Pooling and Servicing Agreement shall not be deemed to constitute a Lien.

         Minimum Adjusted Principal Balance:  With respect to the Class A-2
Notes, Class A-3 Notes and Class B Notes, $[                 ], $[       ] and
$[                 ], respectively.

         Monthly Security Report:   The report attached as exhibit B to the
Indenture.

         Monthly Servicer's Certificate:   The Monthly Servicer's Certificate
attached to the Supplement for Series 1996-2 as Exhibit B.

         Moody's:   Moody's Investors Service, Inc. or its successor in
interest.

         Net Charge-Off: With respect to any Payment Date, the aggregate amount of Optimum Monthly Principal not distributed on such Payment Date and all prior Payment Dates less the aggregate amount of Reversals allocated on such Payment Date and prior Payment Dates.

         Note Depositary Agreement: The DTC Letter of Representations dated as of the Closing Date by and among, The Depository Trust Company, the Indenture Trustee and the Issuer.

         Note Owner:  The Beneficial Owner of a Note.

         Note Rate: With respect to any Interest Period, a per annum rate equal to the sum of (a) LIBOR and (b) []% with respect to the Class A-1 Notes, []% with respect to the Class A-2 Notes, []% with respect to the Class A-3 Notes, and []% with respect to the Class B Notes but in no event greater than []%, []%, []% and []% per annum, respectively.

         Note Register: The register maintained by the Note Registrar in which the Note Registrar shall provide for the registration of Notes and of transfers and exchanges of Notes.

         Note Registrar:  The Indenture Trustee, in its capacity as Note
Registrar.

         Noteholder: The Person in whose name a Note is registered in the Note Register, except that, any Note registered in the name of the Seller, the Issuer or the Indenture Trustee or any Affiliate of any of them shall be deemed not to be outstanding and the registered holder will not be considered a Noteholder or holder for purposes of giving any request, demand, authorization, direction, notice, consent or waiver under the Indenture or the Trust Agreement provided that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that the Indenture Trustee or the Owner Trustee knows to be so owned shall be so disregarded. Owners of Notes that have been pledged in good faith may be regarded as Holders if the pledgee establishes to the satisfaction of the Indenture Trustee or the Owner Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes or any Affiliate of any of the foregoing Persons.

         Notes:  Each of the Class A Notes and Class B Notes.

         Officer's Certificate: With respect to the Servicer, a certificate signed by the President, Treasurer or Assistant Treasurer, a Vice President or an Assistant Vice President, of the Servicer and delivered to the Indenture Trustee. With respect to the Issuer, a certificate signed by any Authorized Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 10.01 of the Indenture, and delivered to the Indenture Trustee. Unless otherwise specified, any reference in the Indenture to an

Officer's Certificate shall be to an Officer's Certificate of any Authorized Officer of the Issuer.

         Opinion of Counsel:   A written opinion of counsel who may be in-house
counsel for the Servicer, Seller or Household International, Inc. if acceptable to the Indenture Trustee, and the Rating Agencies or counsel for the Seller, as the case may be.

         Optimum Monthly Principal: As to any Payment Date, the sum of Available Investor Principal Collections, any Series 1996-2 Participation Interest Charge-Offs during the preceding Due Period and the lesser of Excess Interest and the Net Charge-Off as of the end of the preceding Payment Date.

         Outstanding:   With respect to the Notes, as of the date of
determination, all Notes theretofore executed, authenticated and delivered under this Indenture except:

              (i) Notes theretofore cancelled by the Note Registrar or delivered to the Indenture Trustee for cancellation; and

             (ii) Notes in exchange for or in lieu of which other Notes have been executed, authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a holder in due course.

         Overcollateralization Amount: As to any Payment Date, the amount by which the Series 1996-2 Participation Interest Invested Amount exceeds the Aggregate Security Balances in each case after giving effect to distributions on such Payment Date.

         Overcollateralization Minimum Amount:    $[           ].

         Owner Trust Estate:   The corpus of the Issuer created by the Trust
Agreement.

         Owner Trustee: Chase Manhattan Bank Delaware and its successors and assigns or any successor owner trustee appointed pursuant to the terms of the Trust Agreement.

         Paying Agent:   Any paying agent or co-paying agent appointed pursuant
to Section 3.03 of the Indenture, which initially shall be the Indenture
Trustee.

         Payment Account: The account established by the Indenture Trustee pursuant to Section 8.02 of the Indenture. The Payment Account shall be an Eligible Deposit Account.

         Payment Date:   The 15th day of each month, or if such day is not a
Business Day, then the next Business Day.

         Percentage Interest: With respect to any Payment Date and any Note, the percentage obtained by dividing the Security Balance of such Note prior to distributions on such Payment Date by the aggregate of the Security Balances of all Notes of the same Class. With respect to any Certificate, the percentage obtained by dividing the denomination specified on such Certificate by the Initial Principal Balance of the Certificates.

         Person: The meaning assigned to such term in the Pooling and Servicing Agreement.

         Pooling and Servicing Agreement:   The Pooling and Servicing Agreement
dated as of September 1, 1995, as supplemented by the Supplement for Series 1995-1 dated as of September 1, 1995 and the Supplement for Series 1996-2 dated as of August 1, 1996, by and among the Seller, Servicer and the Deposit Trustee, as may be amended from time to time.

         Principal Balance: With respect to any Payment Date and each Note, the Initial Principal Balance thereof, reduced by all distributions of principal thereon prior to such Payment Date.

         Proceeding: Any suit in equity, action at law or other judicial or administrative proceeding.

         Rating Agency: The meaning assigned to such term in the Pooling and Servicing Agreement.

         Receivables:   The meaning assigned to such term in the Pooling and
Servicing Agreement.

         Receivables Purchase Agreement:   The meaning assigned to such term in
the Pooling and Servicing Agreement.

         Record Date: With respect to the Notes and any Payment Date, the Business Day next preceding such Payment Date and with respect to the Certificates and any Payment Date, the last Business Day of the month preceding the month of such Payment Date.

         Reference Bank Rate:   With respect to any Interest Period, as
follows: the arithmetic mean (rounded upwards, if necessary, to the nearest one sixteenth of a percent) of the offered rates for United States dollar deposits for one month which are offered by the Reference Banks as of 11:00 A.M., London time, on the second LIBOR Business Day prior to the first day of such Interest Period to prime banks in the London interbank market for a period of one month in amounts approximately equal to the Aggregate

Security Balance; provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Indenture Trustee after consultation with the Servicer, as of 11:00 a.m., New York City time, on such date for loans in U.S. Dollars to leading European Banks for a period of one month in amounts approximately equal to the Aggregate Security Balance. If no such quotations can be obtained, the Reference Bank Rate shall be the Reference Bank Rate applicable to the preceding Interest Period.

         Reference Banks: Three money center banks as selected by the Indenture Trustee after consultation with the Servicer.

         Registered Holder: The Person in whose name a Note is registered in the Note Register on the applicable Record Date.

         Responsible Officer: With respect to the Indenture Trustee, any officer of the Indenture Trustee with direct responsibility for the administration of the Indenture and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         Reversals:   With respect to any Payment Date the sum of (i) the Net
Charge-Off previously allocated, to the extent of Excess Interest for such Payment Date and (ii) the amounts treated as Available Investor Principal Collections pursuant to Section 4.11(a)(iv) of the Supplement for the related Distribution Date; provided however, in no event will such Reversals exceed the Net Charge-Off.

         Sale:   The meaning assigned to such term in Section 5.15 of the
Indenture.

         Securities Act: The Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         Security:  Any of the Certificates or Notes.

         Security Balance: The Principal Balance of the Notes, or the Certificate Balance, as the case may be.

         Security Collections: With respect to any Payment Date the sum of Series 1996-2 Participation Interest Monthly Interest and Series 1996-2 Participation Interest Monthly Principal for such Payment Date.

         Securityholder or Holder:  Any Noteholder or a Certificateholder.

         Seller: Household Consumer Loan Corporation, a Nevada corporation and a wholly-owned, special purpose subsidiary of Household Finance Corporation, or its successor in interest.

         Seller's Trust Amount:   The meaning assigned to such term in the
Pooling and Servicing Agreement.

         Series Participation Interest:   The meaning assigned to such term in
the Pooling and Servicing Agreement.

         Series 1996-2 Participation Interest:   The Series 1996-2
Participation Interest issued pursuant to the Pooling and Servicing
Agreement.

         Series 1996-2 Participation Interest Charge-Offs:   The meaning
assigned to such term in the Pooling and Servicing Agreement.

         Series 1996-2 Participation Interest Invested Amount: The meaning assigned to such term in the Pooling and Servicing Agreement.

         Series 1996-2 Participation Interest Monthly Interest:   The meaning
assigned to such term in the Pooling and Servicing Agreement.

         Series 1996-2 Participation Interest Monthly Principal: The meaning assigned to such term in the Pooling and Servicing Agreement.

         Servicer:  HFC and its successors and assigns.

         Servicer Default: An event specified in Section 10.01 of the Pooling and Servicing Agreement.

         Single Certificate:  A Certificate in the denomination of $1,000,000.

         Single Note:  A Note in the amount of $100,000.

         Standard & Poor's: Standard & Poor's Ratings Services, a Division of the McGraw-Hill Companies, Inc., or its successor in interest.

         Successor Designated Certificateholder:   The meaning assigned to such
term in Section 9.02 of the Trust Agreement.

         Telerate Screen Page 3750: The display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks).

         Treasury Regulations: Regulations, including proposed or temporary Regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

         Trust Agreement: The Trust Agreement dated as of August 1, 1996 between the Owner Trustee and the Seller, as amended from time to time.

         Trust Indenture Act or TIA:   The Trust Indenture Act of 1939, as
amended from time to time, as in effect on any relevant date.

         UCC: The Uniform Commercial Code, as amended from time to time, as in effect in any specified jurisdiction.

                                                                       EXHIBIT F

                       CERTIFICATE OF NON-FOREIGN STATUS

         This Certificate of Non-Foreign Status ("certificate") is delivered pursuant to Section 3.03 of the Trust Agreement, dated as of ____________ 1, 1996 (the "Trust Agreement"), among the Household Consumer Loan Corporation, as seller and the entity who is the general partner for tax purposes (the "Designated Holder") and Chase Manhattan Bank Delaware, as Owner Trustee, in connection with the acquisition of, transfer to or possession by the undersigned, whether as beneficial owner (the "Beneficial Owner"), or nominee on behalf of the Beneficial Owner of the Household Consumer Loan Asset Backed Certificates, Series 1996-2 (the "Certificate"). Capitalized terms used but not defined in this certificate have the respective meanings given them in the Trust Agreement.

Each holder must complete Part I, Part II (if the holder is a nominee), and in all cases sign and otherwise complete Part III. In addition, each holder shall submit with the Certificate an IRS Form W-9 relating to such holder.

To confirm to the Issuer that the provisions of Section 1446 of the Internal Revenue Code (relating to withholding tax on foreign partners) do not apply in respect of the Certificate held by the undersigned, the undersigned hereby certifies:

Part I -                  Complete Either A or B

                 A.       Individual as Beneficial Owner

                          1.      I am (The Beneficial Owner is) not a
                                  non-resident alien for purposes of U.S.
                                  income taxation;

                          2. My (The Beneficial Owner's) name and home address are:
                                  _________________________________________
                                  _________________________________________
                                  _________________________________________;
                                  and

                          3. My (The Beneficial Owner's) U.S. taxpayer identification number (Social Security Number) is ___________________________.

                 B.       Corporate, Partnership or Other Entity as Beneficial
                 Owner

                          1.      ________________________ (Name of the
                                  Beneficial Owner) is not a foreign
                                  corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and Treasury Regulations);

                          2. The Beneficial Owner's office address and place of incorporation (if applicable) is ______________________________________; and

                          3.      The Beneficial Owner's U.S. employer
                                  identification number is __________________.


Part II -                 Nominees

         If the undersigned is the nominee for the Beneficial Owner, the undersigned certifies that this certificate has been made in reliance upon information contained in:

                 ______ an IRS Form W-9

                 ______ a form such as this or substantially similar

provided to the undersigned by an appropriate person and (i) the undersigned agrees to notify the Issuer at least thirty (30) days prior to the date that the form relied upon becomes obsolete, and (ii) in connection with change in Beneficial Owners, the undersigned agrees to submit a new Certificate of Non-Foreign Status to the Issuer promptly after such change.

Part III -       Declaration

         The undersigned, as the Beneficial Owner or a nominee thereof, agrees to notify the Issuer within sixty (60) days of the date that the Beneficial Owner becomes a foreign person. The undersigned understands that this certificate may be disclosed to the Internal Revenue Service by the Issuer and any false statement contained therein could be punishable by fines, imprisonment or both.

         Under penalties of perjury, I declare that I have examined this certificate and to the best of my knowledge and belief it is true, correct and complete and will further declare that I will inform the Issuer of any change in the information provided above, and, if applicable, I further declare that I have the authority* to sign this document.



- ------------------------------------
              Name


- ------------------------------------
      Title (if applicable)


- -----------------------------------
     Signature and Date




*NOTE: If signed pursuant to a power of attorney, the power of attorney must accompany this certificate.

                                                                       EXHIBIT G

                   FORM OF INVESTMENT LETTER [NON-RULE 144A]


                                     [DATE]

                            [Certificate Registrar]



         Re:  Household Consumer Loan Trust 1996-2
              Consumer Loan Asset Backed Certificates,
              Series 1996-2 (the "Certificates")

Ladies and Gentlemen:

         In connection with our acquisition of the above-captioned Certificates, we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an "accredited investor," as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to review the Trust Agreement, Indenture and Pooling and Servicing Agreement and we have had the opportunity to ask questions of and receive answers from the Seller concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of or using the assets of any such plan, [or if the Purchaser is an insurance company, a representation that the Purchaser is an insurance company which is purchasing such certificates with funds contained in an "insurance company general account" (as such term is defined in section v(e) of prohibited transaction class exemption 95-60 ("ptce 95-60")) and that the purchase and holding of such certificates are covered under ptce 95-60,] or (iv) in the case of any such proposed transferee which is a plan, an opinion of counsel satisfactory to the Owner Trustee and the Seller to the effect set forth in the agreement (e) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause (g) below), (f) we have not offered or





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sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, (g) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if such transfer is made pursuant to an exemption other than Rule 144A, we will, if requested, at our expense provide an opinion of counsel satisfactory to the addressees of this certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Trust Agreement, and (h), either
(i) we are a "C Corporation" under the Internal Revenue Code of 1986, as amended, or (ii) we have provided such disclosure concerning our status for federal income tax purposes and the status and economic interest of our beneficial owners, as the Issuer or its representatives have reasonably requested to determine that our acquisition of the Certificates will not subject the Issuer to an entity level tax.

                                                 Very truly yours,

                                                 [TRANSFEREE]


                                                 By:
                                                     --------------------------
                                                           Authorized Officer






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